


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                        LEASE AND DEVELOPMENT AGREEMENT

                          Dated as of January 10, 1997

                                    between


                  ASSET XI HOLDINGS COMPANY, L.L.C., as Lessor


                                      and


                     EAGLE USA AIRFREIGHT, INC., as Lessee

          ___________________________________________________________

                                Lease Financing
                         for Eagle USA Airfreight, Inc.
                 Corporate Headquarters and Warehouse Facility
                              Harris County, Texas



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
                               TABLE OF CONTENTS
                       (Lease and Development Agreement)

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ARTICLE I                 DEFINITIONS; INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II                LEASE OF LEASED PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 2.1      Lease of Land.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 2.2      Lease of Improvements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 2.3      Other Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         SECTION 2.4      Nature of Transaction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE III               CONSTRUCTION AND EQUIPPING OF THE IMPROVEMENTS  . . . . . . . . . . . . . . . . . . . . . .   2
         SECTION 3.1      Commencement of Construction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         SECTION 3.2      Completion of Construction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         SECTION 3.3      Permits; Approvals; Storage.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         SECTION 3.4      Inspection. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE IV                RENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         SECTION 4.1      Basic Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         SECTION 4.2      Supplemental Rent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         SECTION 4.3      Method of Payment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         SECTION 4.4      Late Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         SECTION 4.5      Net Lease; No Setoff, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         SECTION 4.6      Lessee to Cooperate with Lessor.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE V                 CONDITION AND USE OF LEASED PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         SECTION 5.1      Waivers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE VI                LIENS; EASEMENTS; PARTIAL CONVEYANCES . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE VII               MAINTENANCE AND REPAIR; ALTERATIONS, MODIFICATIONS AND ADDITIONS  . . . . . . . . . . . . .   8
         SECTION 7.1      Maintenance and Repair; Compliance With Law.  . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 7.2      Alterations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         SECTION 7.3      Title to Alterations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE VIII              USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE IX                INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 9.1      Insurance Coverages.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 9.2      Liability Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11





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         SECTION 9.3      Policies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 9.4      Loss Payee Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 9.5      Other Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 9.6      Loss Deductibles. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE X                 ASSIGNMENT AND SUBLEASING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE XI                LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 11.1     Event of Loss.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 11.2     Event of Taking.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 11.3     Casualty. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 11.4     Condemnation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 11.5     Verification of Restoration and Rebuilding. . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 11.6     Application of Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 11.7     Prosecution of Awards.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 11.8     Application of Certain Payments Not Relating to an Event of Taking. . . . . . . . . . . . .  17
         SECTION 11.9     Other Dispositions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 11.10    No Rent Abatement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE XII               INTEREST CONVEYED TO LESSEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE XIII              EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE XIV               ENFORCEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 14.1     Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 14.2     Remedies Cumulative; No Waiver; Consents. . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE XV                SALE, RETURN OR PURCHASE OF LEASED PROPERTY . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 15.1     Lessee's Option to Purchase.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 15.2     Purchase Obligation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 15.3     Acceleration of Purchase Obligation.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 15.4     Determination of Purchase Price.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 15.5     Purchase Procedure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 15.6     Option to Remarket. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 15.7     Rejection of Sale.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 15.8     Return of Leased Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 15.9     Effect of Conveyance to Lessee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE XVI               LESSEE'S EQUIPMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30





                                    - ii -
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ARTICLE XVII              RIGHT TO PERFORM FOR LESSEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE XVIII             MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 18.1     Reports.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 18.2     Binding Effect; Successors and Assigns; Survival. . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 18.3     Quiet Enjoyment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 18.4     Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 18.5     Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 18.6     Amendment; Complete Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 18.7     Construction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 18.8     Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 18.9     Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 18.10    Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 18.11    Discharge of Lessee's Obligations by its Affiliates.  . . . . . . . . . . . . . . . . . . .  32
         SECTION 18.12    Liability of Lessor Limited.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 18.13    Estoppel Certificates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 18.14    No Joint Venture. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 18.15    No Accord and Satisfaction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 18.16    No Merger.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 18.17    Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 18.18    Chattel Paper.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 18.19    Time of Essence.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 18.20    Recordation of Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 18.21    Investment of Security Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34


APPENDIX I       Definitions and Interpretation
APPENDIX II      Description of Leased Property
APPENDIX III     Schedule of Scheduled Rent
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                                   - iii -

                       LEASE AND DEVELOPMENT AGREEMENT

         THIS LEASE AND DEVELOPMENT AGREEMENT (the "Lease"), dated as of January 10, 1997 is between ASSET XI HOLDINGS COMPANY, L.L.C., a Massachusetts limited liability company, as Lessor, and EAGLE USA AIRFREIGHT, INC., an Ohio corporation, as Lessee.

                            PRELIMINARY STATEMENT

         In accordance with the terms and provisions of the Ground Lease, this Lease and the other Operative Documents, (i) the Lessor has acquired a leasehold interest in the Land and agreed to lease the Land to the Lessee, (ii) the Lessee has agreed to construct the Improvements on the Land for the Lessor and, when completed, to lease the Improvements from the Lessor as part of the Leased Property under this Lease, (iii) the Lessor and the Lessee wish to obtain, and the Lender has agreed to provide, a Loan in an amount of up to the Loan Commitment for the payment of Development Costs in connection with the acquisition of the Land and the Construction of the Improvements, and (iv) Lessor has agreed to make Contribution Advances from its own equity resources in an amount up to the Equity Commitment to pay a portion of the Development Costs in connection with the construction of the Improvements.

         NOW, THEREFORE, in consideration of the mutual agreements contained in this Lease and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I
                          DEFINITIONS; INTERPRETATION

         Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix I hereto for all purposes hereof and the rules of interpretation set forth in Appendix I hereto shall apply to this Lease.

                                   ARTICLE II
                            LEASE OF LEASED PROPERTY

         SECTION 2.1 Lease of Land. Lessor hereby demises and leases Lessor's interest in the Land to Lessee, and Lessee hereby rents and leases Lessor's interest in the Land from Lessor, for the Lease Term.

         SECTION 2.2 Lease of Improvements. Lessor hereby demises and leases Lessor's interest in the Improvements (whether or not the Construction thereof has been completed) to Lessee, and Lessee hereby rents and leases Lessor's interest in the Improvements (whether or not the Construction thereof has been completed) from Lessor, for the Lease Term. The demise and lease of the Improvements pursuant to this Section shall include any additional right, title or interest in the Improvements which may at any time be acquired by Lessor, the intent being that all right, title and interest of Lessor in and to the Improvements shall at all times be demised and leased hereunder.

         SECTION 2.3 Other Property. Lessee may from time to time own or hold under lease from Persons other than Lessor furniture, trade fixtures and equipment located on or about the Leased Property which is not subject to this Lease.

         SECTION 2.4 Nature of Transaction. It is the intent of the parties hereto that: (a) for Federal, State and local income tax purposes, the Lease shall be treated as the repayment and security provisions of a loan by Lessor to Lessee, and that Lessee shall be treated as the legal and beneficial owner entitled to any and all benefits of ownership of the Leased Property or any part thereof; and that all payments of Basic Rent during the Lease Term shall be treated as payments of interest and principal, as the case may be, in respect of such loan; (b) if a bankruptcy court or other court of competent jurisdiction shall at any time determine that the transactions represented by this Lease and the other Operative Documents either (i) do not constitute a true leasing transaction or (ii) shall be treated as a financing or other transaction, then in any such event, this Lease shall be treated as a deed of trust and security agreement, mortgage and security agreement or other similar instrument with a power of sale from Lessee, as mortgagor to Lessor for the benefit of the Lender, as mortgagee, encumbering the Leased Property, and the payment by Lessee of the Basic Rent (other than Scheduled Rent) shall be treated as payments of interest and the payment of Lessee of Scheduled Rent and any other amounts in respect of the Lease Balance shall be treated as repayments of principal (all such payments are obligatory and shall, to the fullest extent permitted by law, have priority over any and all mechanics' liens and other liens and encumbrances arising after the Memorandum of Lease is recorded); and (c) the Mortgage and the Assignment of Lease and Rents create a lien and security interest in the Collateral (as defined in the Mortgage) and this Lease, subject to certain limited exceptions.

                                  ARTICLE III
                 CONSTRUCTION AND EQUIPPING OF THE IMPROVEMENTS

         SECTION 3.1 Commencement of Construction. Lessee shall, for the benefit of Lessor, cause the Construction to be commenced, performed and completed by the General Contractor pursuant to the Construction Contract. Until the Construction is completed, the portions of the Improvements under construction shall, and upon completion of Construction the completed Improvements shall, be a part of the Leased Property.

         SECTION 3.2 Completion of Construction. Lessee shall endeavor to achieve satisfactory performance from the General Contractor under the Construction Contract. Lessee shall cause the Completion Date for the Improvements to occur on or prior to the Completion Deadline. Lessee may make changes to the Plans and Specifications, shall review requests for changes, shall negotiate proposals for changes made by the General Contractor and shall prepare and sign change orders. Lessee shall develop and implement procedures for the review and processing of applications by the General Contractor, subcontractors, materialmen and other Persons involved in the Construction for progress and final payments, and shall provide to Lessor such certifications for payment as are required under the Participation Agreement. Lessee's obligations under this Section shall not be diminished or affected by any insufficiency of the proceeds of the Loan or the amount of the Contribution, or by the Development Costs exceeding amounts received as Loan Advances and Contribution Advances.
In the event that the Development Costs which are due and payable exceed the aggregate amount of Loan Advances and Contribution Advances, such excess shall be paid by Lessee from Lessee's own funds.

         SECTION 3.3 Permits; Approvals; Storage. Lessee shall be responsible for obtaining or causing the General Contractor to obtain all applicable zoning, wetlands, subdivision, building and other permits for the Construction, and shall also be responsible for obtaining or causing the General Contractor to obtain all other approvals from authorities having jurisdiction over the Construction, the Land or the Improvements. Lessee shall monitor the progress of the Construction. Lessee shall arrange for the delivery and storage, protection and security of materials, systems and equipment which are to be incorporated into the Improvements until such items are incorporated into the Improvements.

         SECTION 3.4 Inspection. At any time upon three (3) Business Days prior notice to Lessee, Lessor, the Lender and their authorized representatives may inspect the Leased Property and the books and records of Lessee relating to the Leased Property and make copies and abstracts therefrom. All reasonable and documented out-of-pocket costs of such inspection incurred by Lessor or Lender shall be paid by Lessee promptly after receipt by Lessee of a written request for such payment. No inspection shall unreasonably interfere with Lessee's operations or the operations of any other occupant of the Leased Property. None of the inspecting parties shall have any duty to make any such inspection or inquiry and none of the inspecting parties shall incur any liability or obligation by reason of not making any such inspection or inquiry. None of the inspecting parties shall incur any liability or obligation by reason of making any such inspection or inquiry unless and to the extent such inspecting party, during the course of such inspection, causes damage to either the Leased Property, any property of Lessee or any property of any other Person or to a Person.

                                   ARTICLE IV
                                      RENT

     SECTION 4.1 (a) Basic Rent. The first Rent Payment Date shall be the first Loan Payment Date which next follows the Completion Date, and beginning on that date, Lessee shall commence making payments of Basic Rent to Lessor in installments payable in arrears on each Rent Payment Date and on any date (if not a Rent Payment Date) which is the Lease Termination Date. Lessee shall pay no Basic Rent for the period from the Closing Date to and including earlier to occur of the Completion Date or the Completion Deadline. Basic Rent shall equal the sum of the Facility Rent, the Index Rent and the Scheduled Rent, and shall be payable in installments on each Rent Payment Date in the respective amounts set forth below. In addition, Basic Rent shall be payable on the Completion Date in certain circumstances as set forth below.

                      (b) Facility Rent. On each Rent Payment Date, the Lessee shall, until (i) the Lease Balance shall be paid in full on the Lease Termination Date, or (ii) the payment by Lessee of the Recourse Deficiency Amount on the Scheduled Termination Date and the fulfillment of the provisions of clauses (i) through (xiii) of Section 15.6, pay installments of Facility Rent in arrears with respect to the period elapsed since, in the case of the first Rent Payment Date, the Completion Date, and in the case of each subsequent Rent Payment Date, the immediately preceding Rent Payment Date, and each such installment shall be in an amount which equals the Contribution Return accrued and unpaid. In addition, the Lessee agrees to pay as Facility Rent (i) on the Completion Date, all accrued and unpaid Contribution Return, if any, which shall not have been added to the balance of the Contribution in accordance with Section 2.2 of the Participation Agreement with respect to any period when the balance thereof equals the Equity Commitment, and (ii) an amount equal to the Lessor's Breakage Costs in the event of the imposition of such Lessor's Breakage Costs.

                      (c) Index Rent. On the Completion Date, the Lessee shall pay as Index Rent an amount equal to the sum of all interest accrued and unpaid on the Loan as of the Completion Date for which a Loan Advance shall not have been made on or prior to the Completion Date with respect to any period when the unpaid principal balance of the Loan shall equal the Loan Commitment. On each Rent Payment Date after the Completion Date on which Basic Rent is payable, the Lessee shall pay as Index Rent an amount equal to the sum of all interest accrued and unpaid on the Loan as of the Rent Payment Date in question.

                      (d) Scheduled Rent. On each Rent Payment Date, Lessee shall pay the installment of Scheduled Rent then due and payable. Attached hereto as Appendix III is a schedule of the Scheduled Rent due and payable on each Rent Payment Date. It is the intention of the parties hereto and the Lender that the respective installments of Scheduled Rent set forth on the schedule of Scheduled Rent shall be in an amount (but not in excess) sufficient to pay required payments of principal on the Loan and the Note, provided, however, that the Lessee, in order to avoid Breakage Costs, hereby directs the Lender to deposit payments of Scheduled Rent in the Reinvestment Account maintained pursuant to Section 3.7 of the Loan Agreement for payment of principal on the Rent Payment Date at the end of the Interest Period; provided, further, that until amounts in the Reinvestment Account shall be applied to pay the Loan, interest will continue to accrue with respect to 100% of the principal balance of the Loan without any setoff or deduction relating to the amounts so deposited. The parties hereto agree to adjust the schedule of Scheduled Rent set forth in Appendix III to the extent necessary to reflect the actual outstanding principal amount of the Loan, in the event of (i) a partial prepayment of the Loan, or (ii) that the aggregate total of the Loan Advances made under the Loan as of the Completion Date equals less than the Loan Commitment. Any such adjustment shall be made (i) in the case of a partial prepayment, by multiplying the remaining unpaid installments of Scheduled Rent on

Appendix III by a fraction, the numerator of which is the aggregate total of Loan Advances made under the Loan less the amount of principal prepaid on the Loan, and the denominator of which is the amount of the Loan Commitment, and
(ii) in the event that the aggregate total of Loan Advances equals less than the Loan Commitment as of the Completion Date, by multiplying each of the installments of Scheduled Rent as set forth on Appendix III by a fraction, the numerator of which is the aggregate total of Loan Advances under the Loan, and the denominator of which is the Loan Commitment. Notwithstanding the foregoing, on the Scheduled Termination Date, the Lessee shall pay an amount equal to the Recourse Deficiency Amount or the Lease Balance, as the case may be, in accordance with the provisions of Article XV hereof, in addition to the installment of Scheduled Rent due hereunder.

         SECTION 4.2 Supplemental Rent. Lessee shall pay to Lessor, or to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document or in the Facilitation Agreement dated the date hereof between the Lessee, the Lessor and JH Management Corporation (the "Facilitation Agreement"), any and all Supplemental Rent promptly as the same shall become due and payable. In particular, the Lessee agrees to pay to the Lessor or its designee as Supplemental Rent (i) on the Closing Date and on May 1st of each succeeding year during the Lease Term, the annual Facilitation Fee in the sum of $2,500, (ii) amounts necessary to reimburse Lessor for reasonable legal fees and expenses in connection with the transaction contemplated by the Operative Documents; and (iii) such other amounts as Lessor and Lessee shall mutually agree upon. In the event of any failure on the part of Lessee to pay any Supplemental Rent, which failure constitutes an Event of Default, Lessor shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Basic Rent. All Supplemental Rent to be paid pursuant to this Section shall be payable in the type of funds and in the manner set forth in Section 4.3.

         SECTION 4.3 Method of Payment. All Basic Rent shall be paid by Lessee directly to the Lender. Supplemental Rent (including amounts due under Article XV hereof) shall be paid to Lessor (or to such Person as may be entitled thereto) or, in each case, to such Person as Lessor (or such other Person) shall specify in writing to Lessee, and at such place as Lessor (or such other Person) shall specify in writing to Lessee, which specifications by Lessor shall be given by Lessor at least ten Business Days prior to the due date therefor. Each payment of Rent (including payments under Article XV hereof) shall be made by Lessee prior to 10:00 a.m., Houston, Texas time, at the place of payment in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day.

         SECTION 4.4 Late Payment. If any Rent (other than Supplemental Rent payable by reason of this Section) shall not be paid when due, Lessee shall pay to Lessor, as Supplemental Rent, interest (to the maximum extent permitted by law) on such overdue amount from and including the due date thereof to but excluding the Business Day of payment thereof at the Overdue Rate.

         SECTION 4.5 Net Lease; No Setoff, Etc. This Lease is a net lease and, notwithstanding any other provision of this Lease, Lessee shall pay all Basic Rent and Supplemental Rent, and all costs, charges, taxes, assessments and other expenses (foreseen or unforeseen) for which Lessee or any Indemnitee is or shall become liable by reason of Lessee's or such Indemnitee's estate, right, title or interest in the Leased Property, or that are connected with or arise out of the acquisition, installation, possession, use, occupancy, maintenance, ownership, leasing, repairs and rebuilding of, or addition to, the Leased Property or any portion thereof, including, without limitation, the Construction or the financing of the Construction and any other amounts payable hereunder shall be paid without counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and Lessee's obligation to pay all such amounts throughout the Lease Term is absolute and unconditional. The obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including without limitation (i) any defect in the condition, merchantability, design, quality or fitness for use of the Leased Property or any part thereof, or the failure of the Leased Property to comply with all Applicable Law, including any inability to occupy or use the Leased Property by reason of such non-compliance, (ii) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of the Leased Property or any part thereof, (iii) any restriction, prevention or curtailment of or interference with any use of the Leased Property or any part thereof including eviction, (iv) any defect in title to or rights to the Leased Property or any Lien on such title or rights or on the Leased Property, (v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of any Person requested or consented to by Lessee, (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessee, Lessor, the Lender or any other Person, or any action taken with respect to this Lease by any trustee or receiver of Lessee, Lessor, the Lender or any other Person, or by any court, in any such proceeding, (vii) any failure on the part of the Lessor to perform or comply with any of the terms of this Lease, any other Operative Document or of any other agreement where such failure was caused by Lessee's failure to perform its obligations under the Operative Documents, (viii) any disaffirmance of this Lease or any provision hereof or any of the other Operative Documents or any provision of any thereof by Lessee, (ix) any action by any court, administrative agency or other Governmental Authority, (x) any restriction, prevention or curtailment of or interference with the Construction or any use of the Leased Property or any part thereof or (xi) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not either Lessee shall have notice or knowledge of any of the foregoing. Except as specifically set forth in Articles XV or XI of this Lease, this Lease shall be noncancellable by Lessee for any reason whatsoever and Lessee, to the extent permitted by Applicable Law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by Lessee hereunder. Lessee assumes the sole responsibility for the condition, use, operation, maintenance, and management of the Leased Property and Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the property of either Lessee or any subtenant of Lessee on any account or for any reason whatsoever other than by reason of

Lessor's willful misconduct or breach of any of its express obligations under any Operative Document.

         SECTION 4.6 Lessee to Cooperate with Lessor. The Lessee hereby agrees to use its best efforts to supply Lessor with all such information necessary in order for Lessor to maintain its books and accounts and prepare all required federal, state and local tax returns.

                                   ARTICLE V
                      CONDITION AND USE OF LEASED PROPERTY

         SECTION 5.1 Waivers. Lessee acknowledges that, as of the date hereof, the Land is vacant and unimproved, and no part of the Improvements have been constructed thereon. During the Lease Term, Lessor's interest in the Improvements (whether or not completed) and the Land is demised and let by Lessor "AS IS" subject to (i) the rights of any parties in possession thereof,
(ii) the state of the title thereto existing at the time Lessor acquired its interest in the Leased Property, (iii) any state of facts which an accurate survey or physical inspection might show (including the survey delivered on the Closing Date), (iv) all Applicable Law and (v) any violations of Applicable Law which may exist upon or subsequent to the commencement of the Lease Term. LESSEE ACKNOWLEDGES THAT, ALTHOUGH LESSOR WILL OWN AND HOLD TITLE TO THE LEASED PROPERTY, LESSEE IS SOLELY RESPONSIBLE FOR THE DESIGN, DEVELOPMENT, BUDGETING AND CONSTRUCTION OF THE IMPROVEMENTS AND ANY ALTERATIONS. NEITHER LESSOR NOR THE LENDER HAVE MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE VALUE, MERCHANTABILITY, TITLE, HABITABILITY, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE LEASED PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY (OR ANY PART THEREOF), ALL SUCH WARRANTIES BEING HEREBY DISCLAIMED, AND NEITHER LESSOR NOR THE LENDER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF THE LEASED PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAW except that Lessor hereby represents and warrants that the Leased Property is and shall at all times remain free of Lessor Liens. As between Lessor and Lessee, Lessee has been afforded full opportunity to inspect the Land, is satisfied with the results of its inspections of the Land and is entering into this Lease solely on the basis of the results of its own inspections and all risks incident to the matters discussed in the two preceding sentences, as between Lessor or the Lender, on the one hand, and Lessee, on the other, are to be borne by Lessee. The provisions of this Article have been negotiated and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by Lessor or the Lender, express or implied, with respect to the Leased Property that may arise pursuant to any law now or hereafter in effect or otherwise.

                                   ARTICLE VI
                     LIENS; EASEMENTS; PARTIAL CONVEYANCES

         Commencing on the Completion Date and thereafter, Lessee shall not directly or indirectly create, incur or assume, any Lien on or with respect to the Leased Property, the Construction, title thereto, or any interest therein including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Leased Property or by reason of labor or materials furnished or claimed to have been furnished to Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by Lessee or Alterations constructed by Lessee, except in all cases Permitted Liens.

         Notwithstanding the foregoing paragraph, at the request of Lessee, Lessor shall, from time to time during the Lease Term and upon reasonable advance written notice from Lessee and receipt of the materials specified in the next succeeding sentence, consent to and join in any (i) grant of easements, licenses, rights of way and other rights in the nature of easements, including, without limitation, utility easements to facilitate Lessee's use, development and construction of the Leased Property, (ii) release or termination of easements, licenses, rights of way or other rights in the nature of easements which are for the benefit of the Land, the Improvements or any portion thereof, (iii) dedication or transfer of portions of the Land, not improved with a building, for road, highway or other public purposes, (iv) execution of agreements for ingress and egress and amendments to any covenants and restrictions affecting the Land, the Improvements or any portion thereof and (v) request to any Governmental Authority for platting or subdivision or replatting or resubdivision approval with respect to the Land or any portion thereof or any parcel of land of which the Land or any portion thereof forms a part or a request for any variance from zoning or other governmental requirements. Lessor's obligations pursuant to the preceding sentence shall be subject to the requirements that:

                 (i) any such action shall be at the sole cost and expense of Lessee and Lessee shall pay all reasonable and documented out-of-pocket costs of Lessor in connection therewith (including, without limitation, the reasonable and documented fees of attorneys, architects, engineers, planners, appraisers and other professionals reasonably retained by Lessor in connection with any such action);

                 (ii) Lessee shall have delivered to Lessor a certificate of a Responsible Officer of Lessee stating that (1) such action will not cause the Land, the Improvements or any portion thereof to fail to comply in any material respect with the provisions of this Lease or any other Operative Documents or in any material respect with Applicable Law and (2) such action will not materially reduce the Fair Market Sales Value, utility or useful life of the Land or the Improvements nor Lessor's interest therein;

                 (iii) all consideration received, if any, in connection with such action (net of all reasonable out-of-pocket expenses incurred by Lessee in connection therewith) shall be paid to the Lender within ten (10) Business Days following receipt thereof and shall constitute a

Qualified Payment (to the extent consistent with the definition thereof) and be applied to reduce the Loan; and

                 (iv) in the case of any release or conveyance, if Lessor so requests and to the extent available without undue expense, Lessee will cause to be issued and delivered to Lessor by the Title Insurance Company an endorsement to the Title Policy pursuant to which the Title Insurance Company agrees that its liability for the payment of any loss or damage under the terms and provisions of the Title Policy will not be affected by reason of the fact that a portion of the real property referred to in Schedule A of the Title Policy has been released or conveyed by Lessor.

                                  ARTICLE VII
                            MAINTENANCE AND REPAIR;
                    ALTERATIONS, MODIFICATIONS AND ADDITIONS

         SECTION 7.1 Maintenance and Repair; Compliance With Law. Lessee, at its own expense, shall at all times during the Lease Term (i) maintain the Leased Property in good repair and condition (subject to ordinary wear and tear), in accordance with prudent industry standards and, in any event, in no less a manner as other similar facilities owned or leased by Lessee, (ii) make all Alterations in accordance with, and maintain (whether or not such maintenance requires structural modifications or Alterations) and operate and otherwise keep the Leased Property in compliance with, all Applicable Laws and
(iii) make all material repairs, replacements and renewals of the Leased Property or any part thereof which may be required to keep the Leased Property in the condition required by the preceding clauses (i) and (ii). Lessee shall perform the foregoing maintenance obligations regardless of whether the Leased Property is occupied or unoccupied. Lessee waives any right that it may now have or hereafter acquire to (i) require Lessor to maintain, repair, replace, alter, remove or rebuild all or any part of the Leased Property or (ii) make repairs at the expense of Lessor pursuant to any Applicable Law or other agreements or otherwise. Lessor shall not be liable to Lessee or to any contractors, subcontractors, laborers, materialmen, suppliers or vendors for services performed or material provided on or in connection with the Leased Property or any part thereof. Lessor shall not be required to maintain, alter, repair, rebuild or replace the Leased Property in any way.

         SECTION 7.2      Alterations.   The Lessee shall have the right, at
any time and from time to time, to make such Alterations, structural or otherwise, to the Leased Property as the Lessee shall deem necessary or desirable, subject to the following conditions:

                 (a) No Alterations shall be undertaken until the Lessee shall have procured and paid for, so far as the same may be required from time to time, all required municipal and other governmental permits and authorizations of the various municipal departments and governmental subdivisions having jurisdiction, and the Lessor, at the Lessee's expense, shall join in the application for such permits or authorizations whenever such action is necessary;

                 (b) Any structural Alterations, or any Alterations undertaken as a single project and involving an estimated cost aggregating more than $200,000, shall, if requested by the Lender, be conducted under the supervision of an architect or engineer licensed as such in the State; selected by the Lessee and reasonably acceptable to the Lender, and no such work shall be undertaken until preliminary plans and outline specifications and budget estimates therefor, prepared and approved in writing by such architect or engineer, stating that the same comply with the provisions of this Article, shall have been submitted to and approved by the Lessor and the Lender;

                 (c) All Alterations will comply in all respects with the provisions of the Operative Documents and shall be of such a character that, when completed, the Fair Market Sales Value of the Improvements shall be not less than the Fair Market Sales Value of the Improvements immediately before any such Alterations.

                 (d) All work done in connection with any Alterations shall be done in a good and workmanlike manner and in compliance with applicable building and zoning laws and with all other Applicable Laws; the cost of any such Alterations shall be paid in cash or its equivalent, so that the Leased Property shall at all times be free of Liens for labor and materials supplied or claimed to have been supplied (other than inchoate liens or liens bonded off in accordance with Applicable Law and with Lender's consent); and the work of any Alterations shall be prosecuted with reasonable dispatch, unavoidable delays excepted;

                 (e) Worker's compensation insurance covering all persons employed in connection therewith and with respect to whom death or bodily injury claims could be asserted against the Lessor, the Lender or the Lessee or the Leased Property and general liability and property damage insurance (which may be effected by indorsement, if obtainable, on the insurance required to be carried pursuant to
         Section 9.2) for the mutual benefit of the Lessor, the Lender or the Lessee with limits of not less than those required to be carried pursuant to said Section 9.2 shall be maintained by the Lessee at all times when any work is in process in connection with any Alterations.

         SECTION 7.3 Title to Alterations. Title to all Alterations shall without further act vest in Lessor (subject to Lessee's right to remove trade fixtures, personal property and equipment which were not acquired with funds advanced by Lessor or Lender) and shall be deemed to constitute a part of the Leased Property and be subject to this Lease.

                                  ARTICLE VIII
                                      USE

         Lessee shall use the Leased Property or any part thereof only for the purpose of a corporate headquarters and warehouse facility and related office and warehouse uses, and such other uses that may be available under the zoning applicable to the Land as of the date of this Lease.

                                  ARTICLE IX
                                  INSURANCE

         SECTION 9.1 Insurance Coverages. At all times (except as otherwise indicated) the Lessee, at its sole cost and expense, shall keep the Improvements insured for the mutual benefit of the Lender, Lessor and Lessee against:

                 (a) loss or damage by fire, and such other risks as may be included in the so-called "All Risk" form of insurance providing coverage against all risks of physical loss, in an amount satisfactory to Lender, but in any event not less than the then Full Replacement Cost of the Improvements;

                 (b) loss or damage from leakage of sprinkler systems now or hereafter installed in the Improvements, in such amount as Lender may reasonably require;

                 (c) loss of rental from the Improvements, under a rental value insurance policy covering risk of loss due to any of the hazards described in clauses (a) and (b) of this Section 9.1 in an amount not less than the aggregate requirements for the period of 12 months following the occurrence of the insured casualty for Basic Rent and Supplemental Rent;

                 (d) loss or damage by explosion of high pressure steam boilers, air conditioning equipment, pressure vessels, motors or similar apparatus, now or hereafter installed in the Improvements in such limits with respect to any one accident as may reasonably be required by Lender from time to time, but not less than $100,000;

                 (e) flood hazard coverage, if available under any applicable federal flood insurance program, in an amount reasonably satisfactory to Lender;

                 (f) during the Construction and at any time during which any part of the Improvements or any Alteration are under construction, and as to any part of the Improvements or any Alteration under construction, builder's risk coverage under a so-called "all risk" non-reporting completed value form of policy; and

                 (g) such other hazards and in such amounts as Lender may reasonably require provided that such insurance is then customarily maintained with respect to similar properties in the State.

The term "Full Replacement Cost" shall mean the actual replacement cost of the Improvements (excluding foundation and excavation costs) without physical depreciation. Full Replacement Cost shall be determined at the request of Lender by an architect, appraiser, appraisal company or one of the insurers, selected and paid by the Lessee and reasonably acceptable to Lender, but such determination shall not be required to be made more frequently than once every 24 months.

         SECTION 9.2 Liability Insurance. The Lessee shall also maintain insurance for the mutual benefit of the Lessor, the Lender, each other Indemnitee, and the Lessee against claims for bodily injury or property damage, under a policy of general public liability insurance, with such limits as may reasonably be required by the Lessor or the Lender from time to time, but not less than $1,000,000 combined single limit, with excess umbrella liability coverage of not less than $5,000,000.

         SECTION 9.3 Policies. All insurance provided for under this Lease shall be effected under valid enforceable policies issued by insurers of recognized responsibility and acceptable to the Lessor and the Lender. Upon the execution of this Lease, the Lessee shall deliver to the Lender and the Lessor original certificates of such insurance and copies of such policies in form reasonably satisfactory to the Lender. At least 30 days prior to the expiration date of any policy, a copy of the renewal policy for such insurance shall be delivered by the Lessee to the Lessor and the Lender, and certificates thereof in form reasonably satisfactory to the Lender shall be delivered as aforesaid, together with satisfactory evidence of payment of the premium thereon. All policies referred to in Section 9.1 shall contain agreements by the insurers that (i) any loss shall be payable to the Lessor and the Lender, notwithstanding any act or negligence of the Lessee which might otherwise result in forfeiture of said insurance, (ii) such policies shall not be canceled except upon 30 days' prior written notice to each named insured and loss payee, (iii) the coverage afforded thereby shall not be affected by the performance of any work in or about the Leased Property and (iv) waiving all rights of subrogation against the Lessor, Lender, Lessee and their respective officers, employees, directors, incorporators, shareholders and agents.

         SECTION 9.4 Loss Payee Provisions. The rental value policy referred to in Section 9.1 (c) shall name Lender as the loss-payee thereunder. Upon the receipt of same, the Lender shall apply the proceeds of such rental value insurance paid to it first to the payment of Basic Rent and then to the payment of taxes, insurance premiums and other items of Supplemental Rent becoming due during the rebuilding and restoration of the Leased Property, and any balance of such proceeds after the completion of such rebuilding and restoration shall be paid to Lessee. Except as provided above in this Section 9.4, all policies of insurance required herein shall name the Lender, Lessor, and Lessee as the insureds as their respective interests may appear. Subject to the provisions and limitations of this Section, all policies referred to in Section 9.1 shall also provide for any loss to be payable to Lender as its interest may appear, pursuant to a standard mortgagee clause or endorsement. The loss, if any, under the policies referred to in Section 9.1 shall be adjusted with the insurance companies by the Lessee except that no loss shall be adjusted without the prior written approval of the Lender. The loss, if any, under all policies referred to in Section 9.1 shall be payable to the Lender. All such policies shall expressly provide that loss thereunder shall be adjusted and paid as provided in this Section. Any loss paid to the Lessee under any insurance policy referred to in Section 9.1 shall be held by the Lessee in trust for application to the cost of restoring, repairing, replacing or rebuilding the Improvements. Any loss paid to the Lender shall be disbursed by it in accordance with the provisions of Section 11.6 of this Lease.

         SECTION 9.5 Other Insurance. Nothing in this Article shall prevent the Lessee from taking out insurance of the kind and in the amounts provided for under Section 9.1 and 9.2 under a blanket insurance policy or policies which can cover other properties owned or operated by the Lessee as well as the Leased Property; provided, however, that any such policy of insurance provided for under Section 9.1 shall (a) specify therein, or the Lessee shall furnish the Lessor and the Lender with a written statement from the insurers under such policies specifying, the amount of the total insurance allocated to the Improvements, which amount shall be not less than the amount required by said Section 9.1 to be carried, and (b) not contain any clause which would result in the insured thereunder being required to carry insurance with respect to the property covered thereby in an amount equal to a minimum specific percentage of the value of such property in order to prevent the insured therein named from becoming a co-insurer of any loss with the insurer under such policy. The Lessee shall furnish to the Lessor and the Lender, within 30 days after the filing thereof with any insurance rate-making body, copies of the schedule or make-up of all property covered by every such policy of blanket insurance.

         SECTION 9.6 Loss Deductibles. All insurance provided for under this Agreement may contain loss deductible clauses in such maximum amounts as the Lender shall approve from time to time.

                                   ARTICLE X
                           ASSIGNMENT AND SUBLEASING

         Except as provided in the next following sentence, Lessee may not assign any of its right, title or interest in, to or under this Lease. Lessee may assign or sublease all or any portion of the Leased Property; provided, however, that (i) all obligations of Lessee (or, in the case of a merger, consolidation or sale of all or substantially all of Lessee's assets, Lessee's successor if (A) such successor has a net worth, determined in accordance with GAAP, at least equal to that of Lessee as of the end of the most recent fiscal quarter of Lessee, (B) such successor assumes in writing all of Lessee's obligations under the Operative Documents without qualification or reservation and (C) immediately after giving effect to such merger, consolidation or sale, no Event of Default exists) shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no assignment or sublease had been made, (ii) any such sublease shall be expressly subject and subordinate to this Lease, the Loan Agreement, the Mortgage and the other Operative Documents except to the extent the Lease remains effective under the Non-Disturbance and Attornment Agreement and (iii) each such sublease shall terminate on or before the Lease Termination Date.

                                   ARTICLE XI
                   LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE

         SECTION 11.1 Event of Loss. Any event (i) which would otherwise constitute a Casualty during the Lease Term, (ii) which, in the good-faith judgement of Lessee, renders repair and restoration of the Leased Property impractical or uneconomical and (iii) as to which Lessee, within thirty (30) days after the occurrence of such event, delivers to Lessor and the Lender an Officer's Certificate notifying Lessor and the Lender of such event and of such judgement, shall constitute an "Event of Loss". In the case of any other event which constitutes a Casualty, Lessee shall restore and rebuild the Leased Property pursuant to Section 11.3. If an Event of Loss other than an Event of Taking shall occur, Lessee shall pay to Lessor on the next Rent Payment Date following delivery of the Officer's Certificate pursuant to clause (iii) of the preceding sentence an amount equal to the Lease Balance. Upon Lessor's receipt of such Lease Balance on such date, Lessor shall cause Lessor's interest in the Leased Property to be conveyed to Lessee in accordance with and subject to the provisions of Section 15.5 "Purchase Procedure" hereof. Upon completion of such purchase, but not prior thereto, this Lease and all obligations hereunder shall terminate, except with respect to obligations and liabilities hereunder, actual or contingent, that have arisen or relate to events occurring on or prior to such date of purchase, or which are expressly stated herein to survive termination of this Lease. Upon the consummation of the purchase of the Leased Property pursuant to this Section, any proceeds derived from insurance required to be maintained by Lessee pursuant to this Lease for Leased Property remaining after payment of such purchase price shall be paid over to, or retained by, Lessee or as it may direct, and Lessor shall assign to Lessee, without warranty, all of Lessor's rights to and interest in insurance required to be maintained by Lessee pursuant to this Lease.

         SECTION 11.2 Event of Taking. Any event (i) which constitutes a taking of title to the Leased Property or (ii) (A) which would otherwise constitute a Condemnation, (B) which, in the good-faith judgement of Lessee, renders restoration and rebuilding of the Leased Property impossible, impractical or uneconomical and (C) as to which Lessee, within thirty (30) days after the occurrence of such event, delivers to Lessor and the Lender an Officer's Certificate notifying Lessor and the Lender of such event, of such judgement and of the date (or Lessee's best estimate thereof) on which Lessee shall be required to relinquish possession of the Leased Property (or the affected portion thereof), shall constitute an "Event of Taking". In the case of any other event which constitutes a Condemnation, Lessee shall restore and rebuild the Leased Property pursuant to Section 11.4. If an Event of Taking shall occur, Lessee shall pay to Lessor (i) on the next Rent Payment Date following the occurrence of such Event of Taking, in the case of an Event of Taking described in clause (i) of the second preceding sentence or (ii) on the Rent

Payment Date next preceding the date on which Lessee is required to relinquish possession of the Leased Property (or the affected portion thereof), in the case of an Event of Taking described in clause (ii) of the second preceding sentence, an amount equal to the Lease Balance. Upon Lessor's receipt of the Lease Balance on such date, Lessor shall cause Lessor's interest in the Leased Property to be conveyed to Lessee in accordance with and subject to the provisions of Section 15.5 "Purchase Procedure" hereof; provided, however, that
(A) such conveyance may be by special warranty deed, but free and clear of Lessor's Liens and the lien of the Mortgage, (B) such conveyance shall be subject to all rights of the condemning authority, (C) Lessor shall have no obligation to remove title defects other than Lessor Liens and the lien of the Mortgage and (D) Lessee's ability to obtain a title insurance policy shall not affect Lessee's obligation to purchase Lessor's interest in the Leased Property. Upon completion of such purchase, but not prior thereto, this Lease and all obligations hereunder shall terminate, subject to the provisions of
Section 18.17 hereof. Upon the consummation of the purchase of the Leased Property pursuant to this Section, all Awards received by Lessor, after deducting any reasonable and documented costs incurred by Lessor in collecting such Awards, received or payable on account of an Event of Taking during the Lease Term shall be paid to Lessee, and all rights of Lessor in Awards not then received shall be assigned to Lessee by Lessor. If no Event of Default has occurred and is then continuing, Lessee shall have the right to negotiate with the condemning authority and receive all Awards, subject to the terms of this Lease.

         SECTION 11.3 Casualty. If a Casualty shall occur, Lessee shall rebuild and restore the Leased Property, will complete the same prior to the Lease Termination Date, and will cause the conditions set forth in Section 3.3 of the Participation Agreement to be fulfilled with respect to such restoration and rebuilding prior to the Lease Termination Date; provided, however, that with respect to any such Casualty occurring after the original satisfaction of the Construction Conditions, such restoration and rebuilding will be performed, and the Improvements, as applicable, will be restored and rebuilt, in accordance with the Plans and Specifications as in existence on the date on which the certificate of occupancy for the Improvements was issued, as such Plans and Specifications may have been modified in respect of Alterations completed prior to the occurrence of such Casualty pursuant to Section 7.2, with such additional modifications to such Plans and Specifications as Lessor shall consent to in writing, which consent shall not be unreasonably held or delayed.

         SECTION 11.4 Condemnation. If a Condemnation shall occur, Lessee shall rebuild and restore the Leased Property to the extent practicable, will complete the same prior to the Lease Termination Date, and will cause the conditions set forth in Section 3.3 of the Participation Agreement to be fulfilled with respect to such restoration and rebuilding prior to the Lease Termination Date; provided, however, that within sixty (60) days after Lessee's receipt of any Awards with respect to such Condemnation, Lessee shall pay to Lender, which amounts shall be applied to the Lease Balance, (a) the portion, if any, of such Awards which are identified, by the condemner, as being allocable to the Land or (b) if no such identification is made by the condemner, the portion, if any, of such Awards which are, in Lessee's good-faith and reasonable judgment, allocable to the Land; and provided, further, that with respect to any such Condemnation occurring after the original satisfaction of the Construction Conditions, such restoration and rebuilding will be performed, and the Improvements, as applicable, will be restored and rebuilt, in accordance with the Plans and Specifications as in existence on the date on which the certificate of occupancy for the Improvements, as applicable, was issued, as such Plans and Specifications may have been modified in respect of Alterations completed prior to the occurrence of such Casualty pursuant to Section 7.2 or modified to adjust for a Condemnation of the Leased Property pursuant to
Section 11.3, with such additional modifications to such Plans and Specifications as Lessor shall consent to in writing, which consent shall not be unreasonably withheld or delayed.

         SECTION 11.5 Verification of Restoration and Rebuilding. Lessee will promptly notify Lender and Lessor of the completion of the restoration or rebuilding of the Improvements, as applicable, after a Casualty or Condemnation. After completion of such restoration and rebuilding and in order to verify Lessee's compliance with the foregoing Sections 11.3 and 11.4, Lessor, the Lender and their authorized representatives may, upon three (3) Business Days' notice to Lessee, inspect the Leased Property and the completion of the restoration and rebuilding of the Improvements, as applicable. All reasonable and documented out-of-pocket costs of such inspection incurred by Lessor and the Lender will be paid by Lessee promptly after written request.
No such inspection shall unreasonably interfere with Lessee's operations or the operations of any other occupant of the Leased Property. None of the inspecting parties shall have any duty to make any such inspection or inquiry and none of the inspecting parties shall incur any liability or obligation by reason of not making any such inspection or inquiry. None of the inspecting parties shall incur any liability or obligation by reason of making any such inspection or inquiry unless and to the extent such inspecting party causes damage to the Leased Property or any property of Lessee or any other Person during the course of such inspection.

         SECTION 11.6     Application of Payments.

         (a) All proceeds (except for payments under insurance policies maintained other than pursuant to Article IX of this Lease) received at any time by Lessor, Lessee or the Lender from any Governmental Authority or other Person with respect to any Condemnation or Casualty to the Leased Property or any part thereof or with respect to an Event of Loss or an Event of Taking, plus the amount of any payment that would have been due from an insurer but for Lessee's self-insurance or deductibles ("Loss Proceeds"), shall (except to the extent Section 11.9 applies) be applied as follows:

                 (i) In the event Lessee purchases the Leased Property pursuant to Section 11.1 or Section 11.2, such Loss Proceeds shall be applied as set forth in Section 11.1 or Section 11.2, as the case may be;

                 (ii) In the event of a Casualty at such time when no Event of Default has occurred and is continuing and Lessee is obligated to repair and rebuild the Leased Property pursuant to Section 11.3, Lessee may, in good faith and subsequent to the date of such Casualty, certify to Lender and to the applicable insurer that no Event of Default has occurred, in which event the applicable insurer shall pay the Loss Proceeds to Lessee and, if requested by Lessee, Lender and Lessor shall so direct the insurer; and

                 (iii) In the event of a Condemnation at such time when no Event of Default has occurred and is continuing and Lessee is obligated to repair and rebuild the Leased Property pursuant to
         Section 11.4, Lessor and Lender (if required) shall upon Lessee's request assign to Lessee, Lessor's and Lender's (if applicable) interest in any applicable Awards except for Awards (or portions thereof) described in Section 11.4 (a) or (b); and

                 (iv) As provided in Section 11.8 if such Section is applicable.

         (b) During any period of repair or rebuilding pursuant to this Article, this Lease will remain in full force and effect and Basic Rent shall continue to accrue and be payable without abatement or reduction. Lessee shall maintain records setting forth information relating to the receipt and application of payments in accordance with this Section. Such records shall be kept on file by Lessee at its offices and shall be made available to Lessor and the Lender upon request.

         SECTION 11.7     Prosecution of Awards.

         (a) If, during the continuance of any Event of Default, any Condemnation shall occur, Lessee shall give to Lessor and the Lender promptly, but in any event within sixty (60) days after the occurrence of such Condemnation, written notice of such occurrence and the date thereof, generally describing the nature and extent of such Condemnation. With respect to any Event of Taking or any Condemnation, Lessee shall control the negotiations with the relevant Governmental Authority as to any proceeding in respect of which Awards are required, under Section 11.6, to be assigned or released to Lessee; provided, however, that if Event of Default shall have occurred and be continuing Lessor shall control such negotiations. Lessee hereby irrevocably assigns, transfers and sets over to Lessor all rights of Lessee to any Award made during the continuance of an Event of Default on account of any Event of Taking or any Condemnation and, if there will not be separate Awards to the Lessor and the Lessee on account of such Event of Taking or Condemnation, irrevocably authorizes and empowers Lessor during the continuance of an Event of Default, with full power of substitution in the name of Lessee or otherwise (but without limiting the obligations of Lessee under this Article), to file and prosecute what would otherwise be Lessee's claim for any such Award and, in the case of Lessor, to collect, receipt for and retain the same; provided, however, that in any event Lessor may participate in any such negotiations, and no settlement will be made without Lessor's prior consent, not to be unreasonably withheld or delayed.

         (b) Notwithstanding the foregoing, Lessee may prosecute, and Lessor shall have no interest in, any claim with respect to Lessee's trade fixtures, other personal property and equipment and Lessee's relocation expenses.

         SECTION 11.8 Application of Certain Payments Not Relating to an Event of Taking. In case of a requisition for temporary use of all or a portion of the Leased Property which is not an Event of Taking, this Lease shall remain in full force and effect, without any abatement or reduction of Basic Rent, and the Awards for the Leased Property shall, unless an Event of Default has occurred and is continuing, be paid to Lessee.

         SECTION 11.9 Other Dispositions. Notwithstanding the foregoing provisions of this Article, so long as an Event of Default shall have occurred and be continuing, any amount that would otherwise be payable to or for the account of, or that would otherwise be retained by, Lessee pursuant to this Article shall be paid to Lessor as security for the obligations of Lessee under this Lease and, at such time thereafter as no Event of Default shall be continuing, such amount shall be paid promptly to Lessee to the extent not previously applied by Lessor in accordance with the terms of this Lease or the other Operative Documents.

         SECTION 11.10 No Rent Abatement. Rent shall not abate hereunder by reason of any Casualty, any Event of Loss, any Event of Taking or any Condemnation of the Leased Property, and Lessee shall continue to perform and fulfill all of Lessee's obligations, covenants and agreements hereunder notwithstanding such Casualty, Event of Loss, Event of Taking or Condemnation until the Lease Termination Date. The foregoing notwithstanding, if and to the extent that, pursuant to the provisions of this Lease and the other Operative Documents, Loss Proceeds or Awards are paid over to and permanently retained by the Lender or Lessor, Lessee shall receive as a credit against its obligation to pay Basic Rent or, as applicable, the Lease Balance, in the amount of any such Loss Proceeds or Awards.

                                  ARTICLE XII
                          INTEREST CONVEYED TO LESSEE

         If a bankruptcy court or other court of competent jurisdiction determines that the transaction represented by this Lease will not be enforced as a true lease, or will be treated as a financing or other transaction, then in such event it is the intention of the parties hereto (i) that this Lease be treated as a mortgage and security agreement encumbering the Leased Property,
(ii) that Lessor shall have, as a result of such determination, all of the rights, powers and remedies of a mortgagee available under Applicable Law to take possession of and sell upon the occurrence of an Event of Default (whether by foreclosure or otherwise) the Leased Property, (iii) that the effective date of such mortgage and security agreement shall be the effective date of this Lease, (iv) that the recording of this Lease, the Memorandum of Lease, or any other instrument referencing this provision shall be deemed to be the recording of such mortgage and security agreement and (v) that the obligations secured by such mortgage and security agreement shall include the Loan and all Basic Rent and Supplemental Rent hereunder and all other obligations of and amounts due from Lessee hereunder and under the Operative Documents but without duplication.

                                  ARTICLE XIII
                               EVENTS OF DEFAULT

         The following events shall constitute Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) Lessee shall fail to make any payment of Basic Rent when due and such failure shall continue for a period of three (3) days after such failure;

         (b) Lessee shall fail to make any payment of Supplemental Rent when due and such failure shall continue for a period of 10 days after Lessee's receipt of written notice of such failure from Lessor;

         (c) Lessee shall fail to pay the Loan or Lease Balance when due pursuant to Sections 11.1, 11.2, 15.1 or 15.2, or Lessee shall fail to pay the Recourse Deficiency Amount when required pursuant to Article XV;

         (d) Lessee shall fail to maintain insurance as required by Article IX hereof;

         (e) the occurrence of any breach of the financial covenants set forth in Section 5.4 of the Participation Agreement;

         (f) Lessee shall fail to satisfy the Construction Conditions set forth in Section 3.3 of the Participation Agreement on or before the Completion Deadline;

         (g) The filing by Lessee of any petition for dissolution or liquidation of Lessee, or the commencement by Lessee of a voluntary case under any applicable bankruptcy, insolvency or other similar law for the relief of debtors, foreign or domestic, now or hereafter in effect, or Lessee shall have consented to the entry of an order for relief in an involuntary case under any such law, or the appointment of or taking possession by a receiver, custodian or trustee (or other similar official) for Lessee or any substantial part of its property, or a general assignment by Lessee for the benefit of its creditors, or Lessee shall have taken any corporate action in furtherance of any of the foregoing; or the filing against Lessee of an involuntary petition in bankruptcy which results in an order for relief being entered or, notwithstanding that an order for relief has not been entered, the petition is not dismissed within ninety (90) days of the date of the filing of the petition, or the filing under any law relating to bankruptcy, insolvency or relief of debtors of any petition against Lessee which either (i) results in a finding or adjudication of insolvency of Lessee or (ii) is not dismissed within ninety (90) days of the date of the filing of such petition;

         (h) A "default", "event of default" or other similar occurrence shall have occurred and be continuing under any other loan agreement, credit agreement, revolving credit agreement, mortgage, security agreement, lease agreement, participation agreement or other agreement between Lessee, or any Affiliate of Lessee, and Lender or between Lessee, or any Affiliate of Lessee, and Lessor, or any Affiliate of Lessor, evidencing or securing any Indebtedness of Lessee exceeding $5,000,000;

         (i) Any representation or warranty by Lessee in any Operative Document or in any certificate or document delivered to Lessor pursuant to any Operative Document shall have been incorrect in any material respect when made and has resulted in a Material Adverse Effect on Lessee; or

         (j) Lessee shall fail in any material respect to timely perform or observe any covenant, condition or agreement (not included in clause (a), (b), (c), (d), (e), (f), (g), (h) or (i) of this Article) to be performed or observed by it hereunder or under the other Operative Documents and such failure shall continue for a period of 30 days after the earlier to occur of a Responsible Officer becoming aware of such failure or the Lessee's receipt of written notice thereof from Lessor (provided, however, if such failure is other than the payment of money and is of such nature that it can be corrected but not within the applicable period, then that failure shall not constitute an Event of Default so long as Lessee institutes curative action within the applicable period and diligently pursues that action to completion).

                                  ARTICLE XIV
                                  ENFORCEMENT

         SECTION 14.1 Remedies. Upon the occurrence of any Event of Default and at any time thereafter, Lessor may, so long as such Event of Default is continuing, do one or more of the following as Lessor in its sole discretion shall determine, without limiting any other right or remedy Lessor may have on account of such Event of Default (including, without limitation, the obligation of Lessee to purchase the Leased Property as set forth in Sections 15.2 and 15.3):

         (a) Lessor may, by notice to Lessee, rescind or terminate this Lease as of the date specified in such notice; provided, however, that (i) no reletting, reentry or taking of possession of the Leased Property by Lessor will be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Lessee, (ii) notwithstanding any reletting, reentry or taking of possession, Lessor may at any time thereafter elect to terminate this Lease for a continuing Event of Default and (iii) no act or thing done by Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Leased Property shall be valid unless the same be made in writing and executed by Lessor.

         (b) Lessor may (i) demand that Lessee, and Lessee shall upon the written demand of Lessor, return the Leased Property promptly to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles VII and XV hereof as if the

Leased Property were being returned at the end of the Lease Term, and Lessor shall not be liable for the reimbursement of Lessee for any costs and expenses incurred by Lessee in connection therewith and (ii) without prejudice to any other remedy which Lessor may have for possession of the Leased Property, and to the extent and in the manner permitted by Applicable Law, enter upon the Leased Property and take immediate possession of (to the exclusion of Lessee) the Leased Property or any part thereof and expel or remove Lessee and any other Person who may be occupying the Leased Property, by summary proceedings or otherwise, all without liability to Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Lessor's other damages, Lessee shall be responsible for the reasonable and documented costs and expenses of reletting, including brokers fees and the reasonable and documented costs of any alterations or repairs made by Lessor.

         (c) Lessor may (i) sell all or any part of the Leased Property at public or private sale, as Lessor may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by clause (ii) of this subsection if Lessor shall elect to exercise its rights thereunder) in which event Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be and (ii) if Lessor shall so elect, demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that Lessor's actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount) (in lieu of Basic Rent due for periods commencing on or after the Rent Payment Date coinciding with such date of sale (or, if the sale date is not a Rent Payment Date, the Rent Payment Date next preceding the date of such sale)), an amount equal to (A) the excess, if any, of (1) the sum of all Rent due and unpaid to and including such Rent Payment Date plus an amount equal to the Lease Balance as of the date of sale (or, if the Event of Default occurs prior to the Completion Date, an amount equal to the sum of the principal of and all interest due and unpaid on the Note plus an amount equal to the outstanding balance of Contribution plus all accrued and unpaid Contribution Return) over (2) the net proceeds of such sale (that is, after deducting all costs and expenses incurred by Lessor incident to such conveyance (including, without limitation, all costs, expenses, fees, premiums and taxes described in Section 15.5(b)), plus (B) interest at the Overdue Rate on the foregoing amount from such Rent Payment Date until the date of payment. Any amounts so collected pursuant to this subsection shall be applied (after first deducting amounts expended by Lessor in connection with the Leased Property and the Operative Documents and not then reimbursed) to reduce the Lease Balance. Lessor agrees, upon Lessee's written request and at Lessee's sole expense, to provide Lessee with an accounting showing in reasonable detail the application of amounts collected pursuant to this subsection.

         (d) Lessor may, at its option, elect not to terminate the Lease, and continue to collect all Basic Rent, Supplemental Rent and all other amounts due Lessor (together with all costs of collection) and enforce Lessee's obligations under this Lease as and when the same become due, or are to be performed, and at the option of Lessor, upon any abandonment of the Leased Property by Lessee and re-entry of same by Lessor, Lessor may, in its sole and absolute discretion, elect not to terminate this Lease and may make such reasonable alterations and necessary repairs in order to relet the Leased Property, and relet the Leased Property or any part thereof for such term or terms (which may be for a long term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its reasonable discretion may deem advisable. Upon each such reletting all rentals actually received by Lessor from such reletting shall be applied to Lessee's obligations hereunder in such order, proportion and priority as Lessor may elect in Lessor's sole and absolute discretion, and if such rentals received from such reletting during any Rent Period are less than the Rent to be paid during that Rent Period by Lessee hereunder, Lessee shall pay any deficiency, as calculated by Lessor, to Lessor on the Rent Payment Date in such Rent Period.

         (e) If the Leased Property has not been sold, the Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time exercise any of its rights under paragraph (b), (c) or (d) of this Section with respect to the Leased Property, demand, by written notice to the Lessee specifying a date (the "Final Rent Payment Date") not earlier than ten (10) days after the date of such notice, that the Lessee purchase, on the Final Rent Payment Date, the Leased Property in accordance with the provisions of Sections 15.2, 15.4 and 15.5; provided, however, that (i) such purchase shall occur on the date set forth in such notice, notwithstanding the provision in Section
15.3 calling for such purchase to occur on the Lease Termination Date and (ii) the Lessor's obligations under Section 15.5(a) shall be limited to delivery of a deed without warranty and bill of sale without warranty of the Leased Property, without recourse or warranty, but free and clear of the Lessor's Liens.

         (f) To the extent not inconsistent with subsection (e), Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any Rent Period(s), and such suits shall not in any manner prejudice Lessor's right to collect any such damages for any subsequent Rent Period(s), or Lessor may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term.

         (g) Lessor may retain and apply against Lessor's damages all sums which Lessor would, absent such Event of Default, be required to pay, or turn over, to Lessee pursuant to the terms of this Lease.

         SECTION 14.2 Remedies Cumulative; No Waiver; Consents. To the extent permitted by, and subject to the mandatory requirements of, Applicable Law (subject in all events to Section 14.1(e) hereof), each and every right, power and remedy herein specifically given to Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Lessee or to be an acquiescence therein. Lessor's consent to any request made by Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor's consent, in the future, to all similar requests. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future Event of Default. To the extent permitted by Applicable Law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, lease or otherwise use the Leased Property or part thereof in mitigation of Lessor's damages upon the occurrence of an Event of Default or that may otherwise limit or modify any of Lessor's rights or remedies under this Article.


                                   ARTICLE XV
                  SALE, RETURN OR PURCHASE OF LEASED PROPERTY

         SECTION 15.1 Lessee's Option to Purchase. Subject to the terms and conditions and provisions set forth in this Article, Lessee shall have the option (the "Purchase Option"), exercisable at any time during the Lease Term on or prior to the tenth Business Day next preceding the Lease Termination Date, to purchase from Lessor Lessor's interest in the Leased Property at the Purchase Option Price. Such option must be exercised by written notice to Lessor and Lender, which exercise shall be irrevocable, and such notice will specify the closing date for Lessee's purchase of the Leased Property, which date shall be (i) not less than ten (10) Business Days or more than 90 calendar days following Lessor's receipt of such notice and (ii) in any event not later than the Lease Termination Date. If the Purchase Option is exercised pursuant to the foregoing, then, subject to the provisions set forth in this Article, on such closing date, Lessor shall convey to Lessee, and Lessee shall purchase from Lessor, Lessor's interest in the Leased Property. If Lessee fails to exercise the Purchase Option in a timely manner, then the Purchase Option shall thereupon automatically terminate without any further action of Lessor, and the Purchase Option shall thereafter be of no force or effect. The Purchase Option granted to Lessee pursuant to this Section is exclusive of the purchase option provided to Lessee pursuant to Section 14.1(e).

         SECTION 15.2 Purchase Obligation. Unless (i) Lessee shall have properly exercised the Purchase Option and purchased the Leased Property pursuant thereto, (ii) Lessee shall have properly exercised the Remarketing Option and shall have fulfilled all of the conditions of Section 15.6 hereof and Lessor shall have sold its interest in the Leased Property pursuant thereto or (iii) Lessee shall have properly exercised the Remarketing Option and shall have fulfilled all of the conditions of Section 15.6 hereof but Lessor shall have rejected such sale pursuant to Section 15.6(xi) and Lessee shall then have timely fulfilled all of its obligations under Section 15.7 and 15.8 hereof, then, subject to the terms, conditions and provisions set forth in this Article, Lessee shall purchase from Lessor, and Lessor shall convey to Lessee, on the Lease Termination Date all of Lessor's interest in the Leased Property. Lessee may designate, in a notice given to Lessor not less than ten (10) Business Days prior to the closing of such purchase (time being of the essence), the transferee to whom the conveyance shall be made (if other than to Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee shall not cause Lessee to be released, fully or partially, from any of its obligations under this Lease.

         SECTION 15.3 Acceleration of Purchase Obligation. Lessee shall be obligated to purchase Lessor's interest in the Leased Property immediately, automatically and without notice upon the occurrence of any Event of Default specified in clause (g) of Article XIII; provided, however, that (without affecting any of Lessee's obligations under Section 15.5 or otherwise) Lessor's obligations under Section 15.5 (a) shall be limited to delivery of a quit claim assignment of the Leased Property.

         SECTION 15.4 Determination of Purchase Price. Upon the purchase by Lessee of Lessor's interest in the Leased Property pursuant to Sections 15.2 or 15.3, the purchase price for the Leased Property shall be an amount equal to the Lease Balance as of the closing date therefor.

         SECTION 15.5     Purchase Procedure.

         (a) If Lessee shall purchase Lessor's interest in the Leased Property pursuant to any provision of this Lease (other than as provided in Section 15.3), (i) Lessee shall accept from Lessor, and Lessor shall convey to Lessee, Lessor's interest in the Leased Property by a duly executed and acknowledged assignment of the Ground Lease in recordable form, (ii) upon the date fixed for any purchase of Lessor's interest in the Leased Property hereunder, Lessee shall pay to the order of Lessor the Lease Balance by wire transfer of federal funds and (iii) Lessor shall convey to Lessee Lessor's interest in the Leased Property via the assignment of Ground Lease described above and Lessor will execute and deliver to Lessee such other documents as may be legally required in order to effect such conveyance, and such other documents as may be required by the escrow agent in order to close escrow and issue to Lessee an ALTA lessee's title policy subject only to (A) the exceptions set forth on Schedule B of the Title Policy other than the Mortgage and the Assignment of Lease and Rents, (B) such exceptions created or caused by Lessee, or otherwise resulting from any act or failure to act by Lessee, or consented to by Lessee and (C) taxes and assessments not yet due and payable.

         (b) In the event that Lessee exercises the Remarketing Option pursuant to Section 15.6 and fulfills all of the conditions set forth in clauses (i) through (xiii) thereof, and if Lessor does not reject the purchase offer for the Leased Property as provided in Section 15.6 (xi), then upon payment of the purchase price and the satisfaction by such purchaser of all of the applicable closing conditions, Lessor shall convey to such purchaser Lessor's interest in the Leased Property by a duly executed assignment of the Ground Lease in recordable form, and Lessor will execute and deliver to such purchaser (or the Lessee, as appropriate) such other documents as may be legally required in order to effect such conveyance, and such other documents as may be required by such purchaser's title insurance company in order to issue to such purchaser an ALTA owner's title insurance policy subject only to
(i) the exceptions set forth on Schedule B of the Title Policy, other than the Mortgage and the Assignment of Lease and Rents, (ii) such exceptions created or caused by Lessee, or otherwise resulting from any act or failure to act by the Lessee, or consented to by the Lessee and (iii) taxes and assessments not yet due and payable.

         (c) Lessee shall, at Lessee's sole cost and expense, obtain all required governmental and regulatory approval and consents and shall make such filings as required by Applicable Law. In the event that Lessor is required by Applicable Law to take any action in connection with such purchase and sale, Lessee shall pay all costs incurred by Lessor in connection therewith. In addition, all charges incident to such conveyance, including, without limitation, Lessee's attorneys' fees, Lessor's reasonable attorneys' fees, commissions, Lessee's and Lessor's escrow fees, recording fees, title insurance premiums and all applicable documentary transfer or other transfer taxes and other taxes required to be paid in order to record the transfer documents that might be imposed by reason of such conveyance and the delivery of such deed shall be borne entirely and paid by Lessee.

         (d) Upon expiration or termination of this Lease resulting in conveyance of Lessor's interest in the title to the Leased Property to Lessee, there shall be no apportionment of taxes, insurance, utility charges or other charges payable with respect to the Leased Property, all of such taxes, insurance, utility or other charges due and payable with respect to the Leased Property prior to termination being payable by Lessee hereunder and all due after such time being payable by Lessee as the then owner of the Leased Property.

         SECTION 15.6 Option to Remarket. Subject to the fulfillment of each of the conditions set forth in this Section, Lessee shall have the option (the "Remarketing Option") to market the Leased Property for Lessor and to procure a purchaser therefor. Lessee's effective exercise and consummation of the Remarketing Option shall be subject to the due and timely fulfillment of each of the following provisions, the failure of any of which shall render the Remarketing Option and Lessee's exercise thereof null and void, in which event, Lessee shall be obligated to perform its obligations under Section 15.2 "Purchase Obligation":

                 (i) Not earlier than six months before the Scheduled Termination Date, Lessee shall give to Lessor written notice of Lessee's exercise of the Remarketing Option, which exercise shall be irrevocable unless otherwise agreed in writing by the Lender.

                 (ii) Not later than thirty (30) Business Days prior to the Scheduled Termination Date, Lessee shall deliver to Lessor an environmental assessment of the Leased Property dated not later than forty-five (45) days prior to the Scheduled Termination Date. Such environmental assessment shall be prepared by an environmental consultant selected by Lessee and reasonably acceptable to Lessor and the Lender, shall be in form, detail and substance reasonably acceptable to Lessor and the Lender, and shall otherwise indicate the environmental condition of the Leased Property to be the same as described in the Environmental Audit.

                 (iii) On the date of Lessee's notice to Lessor of Lessee's exercise of the Remarketing Option, each of the Construction Conditions shall have been timely satisfied and no Event of Default shall exist, and thereafter, no Event of Default shall exist under this Lease.

                 (iv) Lessee shall have completed all Alterations, restoration and rebuilding of the Leased Property pursuant to Sections 7.2, 11.3 and 11.4 (as the case may be) and shall have fulfilled all of the conditions and requirements in connection therewith pursuant to said Sections, in each case by the date on which Lessor receives Lessee's notice of Lessee's exercise of the Remarketing Option (time being of the essence), regardless of whether the same shall be within Lessee's control.

                 (v) Once Lessee has exercised the Remarketing Option as provided in clause (i) hereof, Lessee shall, as nonexclusive agent for Lessor, use commercially reasonable efforts to sell Lessor's interest in the Leased Property and will attempt to obtain the highest purchase price therefor. Lessee will be responsible for hiring brokers and making the Leased Property available for inspection by prospective purchasers. Lessee shall promptly provide any maintenance records relating to the Leased Property to Lessor and any potential purchaser upon request, and shall otherwise do all things necessary to sell and deliver possession of the Leased Property to the purchaser. All such marketing of the Leased Property shall be at Lessee's sole expense. Lessee shall allow Lessor, the Lender and any potential qualified purchaser access to the Leased Property for the purpose of inspecting the same.

                 (vi) Lessee shall submit all bids to Lessor and the Lender and Lessor and the Lender will have the right to review the same and the right to submit any one or more bids. All bids shall be on an "all-cash" basis (at least up to the Lease Balance amount). Lessee shall procure bids from one or more bona fide prospective purchasers and shall deliver to Lessor and the Lender not less than ninety (90) days prior to the Lease Termination Date a binding written irrevocable offer by such purchaser offering (subject to customary conditions which do not violate the provisions of clause viii, below) the highest "all-cash" bid to purchase the Leased Property. Such purchaser shall not be Lessee or any Subsidiary or Affiliate of Lessee. The written offer must specify the Lease Termination Date as the closing date.

                 (vii) On the Lease Termination Date, Lessee shall surrender the Leased Property in accordance with Section 15.8 hereof.

                 (viii) In connection with any such sale of the Leased Property, Lessee may provide to the purchaser any such customary "seller's" indemnities, representations and warranties regarding title, absence of Liens (except Lessor's Liens) and the condition of the Leased Property, including, without limitation, an environmental indemnity, as Lessee may determine to provide in the exercise of its business judgment and sole discretion, provided, however, that no such indemnities, representations or warranties shall be binding on Lessor, nor shall they create liabilities, charges, offsets or Claims, contingent or otherwise, which could diminish, offset or impose a lien upon the amount of the cash proceeds payable to Lessor under such purchase offer, nor shall Lessor be under any obligation to join in or become obligated for the same, except that Lessor shall fulfill all of the requirements set forth in clause (b) of Section 15.5, and such requirements are incorporated herein by reference. As to Lessor, any such sale shall be made on an "as is, with all faults" basis without representation or warranty by Lessor other than the absence of Lessor's Liens.

                 (ix) Lessor shall pay from the sale proceeds, all prorations, credits, costs and expenses of the sale of the Leased Property, including without limitation the cost of all title insurance, surveys, environmental reports, appraisals, transfer taxes, Lessor's reasonable attorneys' fees, commissions, escrow fees, recording fees, and all applicable documentary and other transfer taxes.

                 (x) Lessee shall pay to the Lender on the Lease Termination Date (or to such other Person as Lessor shall notify Lessee in writing or, in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to the Recourse Deficiency Amount in the type of funds specified in Section 4.3 hereof.

                 (xi) If the selling price (net of closing costs and prorations and other amounts payable by Lessor under clause (ix) above, as reasonably estimated by Lessor) plus the Recourse Deficiency Amount is less than the Lease Balance, then Lessor may, by notice to Lessee and in Lessor's sole and absolute discretion, reject such offer to purchase, in which event the parties will proceed according to the provisions of Section 15.7 "Rejection of Sale" hereof.

                 (xii) If Lessor does not reject such purchase offer as provided above, the closing of such purchase of the Leased Property by such purchaser must occur on the Lease Termination Date, contemporaneously with Lessee's surrender of the Leased Property in accordance with Section 15.8 hereof.

                 (xiii) If Lessor does not reject the purchase offer as provided above, then the purchase shall be consummated on the Lease Termination Date and the gross proceeds of the sale (i.e., without deduction for any marketing, closing or other costs, prorations or commissions) shall be paid directly to Lessor; provided, however, that if the sum of the gross proceeds from such sale plus the Recourse Deficiency Amount exceeds the Lease Balance, as of such date, then the excess shall be paid to Lessee on the Lease Termination Date.

If one or more of the foregoing provisions shall not be fulfilled as of the Lease Termination Date or if the Leased Property is not purchased as aforesaid for any other reason whatsoever other than solely due to rejection by Lessor of such sale pursuant to subsection (xi) above, then Lessor may, at Lessor's option and in Lessor's sole discretion, (i) declare by written notice to Lessee the Remarketing Option to be null and void (whether or not it has been theretofore exercised by Lessee), in which event all of Lessee's rights under this Section shall immediately terminate and Lessee shall be obligated to purchase the Leased Property pursuant to Section 15.2 on the Lease Termination Date or (ii) permit and require Lessee on behalf of Lessor to consummate the sale of the Leased Property to such purchaser, in which event the gross proceeds shall be paid as set forth in Section 15.6(xiii) above and all of Lessor's rights and remedies set forth herein, in the other Operative Documents, at law or in equity or otherwise shall be preserved as set forth in
Section 14.2 hereof. If the prospective purchaser breaches its offer to purchase, then Lessor may, in Lessor's sole discretion, declare the Remarketing Option to be null and void, in which event all of Lessee's rights under this Section shall immediately terminate and Lessee shall be obligated to purchase the Leased Property pursuant to Section 15.2. The Lessee shall have no right, power or authority to bind the Lessor in connection with any proposed sale of the Leased Property.

         SECTION 15.7 Rejection of Sale. (a) Notwithstanding anything contained herein to the contrary, if Lessor rejects the purchase offer for the Leased Property as provided in Section 15.6(xi), then (i) Lessee shall pay to the Lender (or to such other Person as Lessor shall direct) the Recourse Deficiency Amount pursuant to Section 15.6(xi), (ii) Lessor shall retain title to the Leased Property and (iii) in addition to Lessee's other obligations hereunder, Lessee will reimburse Lessor, within ten (10) Business Days after written request, for all reasonable costs and expenses incurred by Lessor during the period ending on the first anniversary of the Lease Termination Date in connection with the marketing, sale, closing or transfer of the Leased Property, which obligation shall survive the Lease Termination Date and the termination or expiration of this Lease.

                 (b) Following any rejection by Lessor of the purchase offer for the Leased Property pursuant to the provisions of Section 15.6(xi), subject to the condition that Lessee shall have:

                          (i) timely paid the Recourse Deficiency Amount to Lessor on or before the Lease Termination Date,

                          (ii) duly and timely fulfilled each of the other provisions of clauses (i) through (xiii) of Section 15.6 on or before the Lease Termination Date, and

                          (iii) on and after the Lease Termination Date, timely
                 fulfilled each and every obligation of the Lessee under the Lease Agreement, the Participation Agreement and the other Operative Documents on its part to be performed, and no Event of Default shall have occurred, then, upon the subsequent sale of the Leased Property by Lessor to a third party, Lessor shall pay to Lessee an amount equal to the Lessor's gain (if any) on the sale, computed taking into account Lessor's total investment in the Leased Property (including, without limitation, the unpaid balance of the Loan, if any, and the unrecovered balance of the Contribution) plus all of Lessor's unreimbursed costs and expenses (capital or otherwise) relating to the Leased Property, plus an annual return thereon computed at the Overdue Rate, less the net avails of any reletting of the Leased Property or any part thereof. To the extent that Lessor shall receive payment in the form of purchase-money indebtedness in connection with any such sale, Lessor's duty to account to Lessee pursuant to this Section 15.7(b) shall be suspended until such time as Lessor receives payment thereon.

         SECTION 15.8 Return of Leased Property. If Lessor retains title to the Leased Property pursuant to Section 15.7 hereof, then Lessee shall, on the Lease Termination Date, and at its own expense, return possession of the Leased Property to Lessor for retention by Lessor or if Lessee properly exercises the Remarketing Option and fulfills all of the conditions of Section
15.6 hereof and Lessor does not reject such purchase offer pursuant to Section 15.6(xi), then Lessee shall (unless by agreement with the purchaser Lessee is to remain in possession of the Leased Property), on the Lease Termination Date and at its own cost, transfer possession of the Leased Property to the independent purchaser thereof, in each case by surrendering the same into the possession of Lessor or such purchaser, as the case may be, free and clear of all Liens other than Lessor Liens and Liens described in clause (vi) of the definition of Permitted Liens, in as good condition as it was on the Completion Date (as modified by Alterations permitted by this Lease), ordinary wear and tear excepted, and in compliance with Applicable Law. Lessee shall, on and within a reasonable time before and after the Lease Termination Date, cooperate with Lessor and the independent purchaser of the Leased Property in order to facilitate the ownership and operation by such purchaser of the Leased Property after the Lease Termination Date, which cooperation shall include the following, all of which Lessee shall do on or before the Lease Termination Date or as soon thereafter as is reasonably practicable: providing all books and records regarding the maintenance and ownership of the Leased Property and all know-how, data and technical information relating thereto to the extent in Lessee's possession, providing a current copy of the Plans and Specifications, assigning all licenses necessary for the operation and maintenance of the Leased Property to the extent Lessee has the legal right to do so and cooperating in seeking and obtaining all necessary Governmental Action relating to occupancy but not special use by the purchaser thereof. Lessee shall have also paid the cost of all Alterations commenced prior to the Lease Termination Date. The obligation of Lessee under this Article shall survive the expiration or termination of this Lease.

         SECTION 15.9 Effect of Conveyance to Lessee. Upon conveyance of the Leased Property after the exercise by Lessee of any of its rights to purchase the Leased Property, including its rights under Section 14.1(e) or after exercise of the Remarketing Option, this Lease shall automatically terminate unless Lessee otherwise elects in writing.


                                  ARTICLE XVI
                               LESSEE'S EQUIPMENT

         After any repossession of the Leased Property (whether or not this Lease has been terminated), Lessee, at its expense and so long as such removal of such Alteration shall not result in a violation of Applicable Law, shall, within a reasonable time after such repossession or within sixty (60) days after Lessee's receipt of Lessor's written request (whichever shall first occur), remove all of Lessee's trade fixtures, personal property and equipment from the Leased Property (to the extent that the same can be readily removed from the Leased Property without causing material damage to or materially impairing the value of the Leased Property); provided, however, that Lessee shall not remove any fixture, equipment or personal property which constitutes part of the Leased Property. Any of Lessee's trade fixtures, personal property and equipment not so removed by Lessee within such period shall be considered abandoned by Lessee, and title thereto shall without further act vest to Lessor, and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without notice to Lessee and without obligation to account therefor and Lessee will pay Lessor, upon written demand, all reasonable and documented costs and expenses incurred by Lessor in removing, storing or disposing of the same and all costs and expenses incurred by Lessor to repair any damage to the Leased Property caused by such removal. Lessee will immediately repair at its expense all damage to the Leased Property caused by any such removal (unless such removal is effected by Lessor, in which event Lessee shall pay all reasonable costs and expenses incurred by Lessor for such repairs). Lessor shall have no liability in exercising Lessor's rights under this Article, nor shall Lessor be responsible for any loss of or damage to Lessee's personal property and equipment in connection therewith.

                                  ARTICLE XVII
                          RIGHT TO PERFORM FOR LESSEE

         If Lessee shall fail to perform or comply with any of its agreements contained herein Lessor may, on thirty (30) days' prior notice (or such lesser period afforded by Applicable Law or any third party, except that no notice shall be required in the case of a default in the observance of the obligations to maintain insurance pursuant to Article IX) to Lessee, perform or comply with such agreement, and Lessor shall not thereby be deemed to have waived any default caused by such failure, and the amount of such payment and the amount of the expenses of Lessor (including reasonable attorney's fees and expenses) incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, shall be deemed Supplemental Rent, payable by Lessee to Lessor within ten (10) days' after written demand therefor.

                                 ARTICLE XVIII
                                 MISCELLANEOUS

         SECTION 18.1 Reports. To the extent required under Applicable Law and to the extent it is reasonably practical for Lessee to do so, Lessee shall prepare and file in timely fashion, or, where such filing is required to be made by Lessor or it is otherwise not reasonably practical for Lessee to make such filing, Lessee shall prepare and deliver to Lessor (with a copy to the Lender) within a reasonable time prior to the date for filing and Lessor shall file, any material reports with respect to the condition or operation of the Leased Property that shall be required to be filed with any Governmental Authority.

         SECTION 18.2 Binding Effect; Successors and Assigns; Survival. The terms and provisions of this Lease, and the respective rights and obligations hereunder of Lessor and Lessee, shall be binding upon their respective successors, legal representatives and assigns (including, in the case of Lessor, any Person to whom Lessor may transfer the Leased Property or any interest therein in accordance with the provisions of the Operative Documents), and inure to the benefit of their respective permitted successors and assigns, and the rights hereunder of the Lender shall inure (subject to such conditions as are contained herein) to the benefit of the Lender's permitted successors and assigns.

         SECTION 18.3 Quiet Enjoyment. Lessor covenants that, so long as no Event of Default has occurred and is continuing, it will not interfere in Lessee's or any of its sublessees' quiet enjoyment of the Leased Property in accordance with this Lease during the Lease Term.

         SECTION 18.4 Notices. Unless otherwise specified herein, all notices, offers, acceptances, rejections, consents, requests, demands or other communications to or upon the respective parties hereto shall be in accordance with Section 8.2 of the Participation Agreement.

         SECTION 18.5 Severability. Any provision of this Lease that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and Lessee shall remain liable to perform its obligations hereunder except to the extent of such unenforceability. To the extent permitted by Applicable Law, the parties hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

         SECTION 18.6 Amendment; Complete Agreements. Neither this Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, except by an instrument in writing signed by Lessor and Lessee in accordance with the provisions of Section 8.4 of the Participation Agreement. This Lease, together with the other Operative Documents, is intended by the parties as a final expression of their lease agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein and therein. No course of prior dealings between the parties or their officers, employees, agents or Affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease or any other Operative Document. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their Affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease or any other Operative Document. No representations, undertakings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth in the Operative Documents.

         SECTION 18.7 Construction. This Lease shall not be construed more strictly against any one party, it being recognized that both of the parties hereto have contributed substantially and materially to the preparation and negotiation of this Lease.

         SECTION 18.8 Headings. The Table of Contents and headings of the various Articles and Sections of this Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

         SECTION 18.9 Counterparts. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 18.10 Governing Law. THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, PERFORMANCE, THE CREATION OF THE LEASEHOLD ESTATE HEREUNDER AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT TO SUCH ESTATE.

         SECTION 18.11 Discharge of Lessee's Obligations by its Affiliates. Lessor agrees that performance of any of Lessee's obligations hereunder by one or more of Lessee's Affiliates or one or more of Lessee's sublessees of the Leased Property or any part thereof shall constitute performance by Lessee of such obligations to the same extent and with the same effect hereunder as if such obligations were performed by Lessee, but no such performance shall excuse Lessee from any obligation not performed by it or on its behalf under the Operative Documents.

         SECTION 18.12 Liability of Lessor Limited. Except as otherwise expressly provided below in this Section, it is expressly understood and agreed by and between Lessee, Lessor and their respective successors and assigns that nothing herein contained shall be construed as creating any personal liability of Lessor or any of its constituent members or other Affiliates, or JH Management Corporation, or any of their respective incorporators, stockholders, officers, directors, employees or agents, individually or personally, to perform any covenant, either express or implied, contained herein, all such personal liability, if any, being expressly waived by Lessee and by each and every Person now or hereafter claiming by, through or under Lessee, and that, so far as Lessor or any of its constituent members or other Affiliates, or JH Management Corporation, or any of their respective incorporators, stockholders, officers, directors, employees or agents, individually or personally, is concerned, Lessee and any Person claiming by, through or under Lessee shall look solely to, and the liability of Lessor hereunder shall be limited to, the right, title and interest of Lessor in the Leased Property, any proceeds from Lessor's sale or encumbrance thereof, and any Awards or Loss Proceeds (provided, however, that Lessee shall not be entitled to any double recovery) for the performance of any obligation under this Lease and under the Operative Documents and the satisfaction of any liability arising therefrom.

         SECTION 18.13 Estoppel Certificates. Each party hereto agrees that at any time and from time to time during the Lease Term, it will promptly, but in no event later than thirty (30) days after request by the other party hereto, execute, acknowledge and deliver to such other party or to the Lender, any prospective purchaser (if such prospective purchaser has signed a commitment or letter of intent to purchase the Leased Property or any part thereof) assignee or mortgagee or third party designated by such other party, a certificate stating (i) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements), (ii) the date to which Basic Rent has been paid, (iii) whether or not there is any existing default by Lessee in the payment of Basic Rent or any Supplemental Rent hereunder, and whether or not there is any other existing default by either party with respect to which a notice of default has been served, and, if there is any such default, specifying the nature and extent thereof, (iv) whether or not, to the knowledge of the signer, there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate and (v) other matters concerning the status of the Lease and any of the Operative Documents to which the Lessee is a party that may be reasonably requested; provided, however, that no such certificate may be requested unless the requesting party has a good faith reason for such request.

         SECTION 18.14 No Joint Venture. Any intention to create a joint venture or partnership relation between Lessor and Lessee is hereby expressly disclaimed.

         SECTION 18.15 No Accord and Satisfaction. The acceptance by Lessor of any sums from Lessee (whether as Basic Rent or otherwise) in amounts which are less than the amounts due and payable by Lessee hereunder is not intended, nor shall any such acceptance be construed, to constitute an accord and satisfaction of any dispute between Lessor and Lessee regarding sums due and payable by Lessee hereunder, unless Lessor specifically deems it as such in writing.

         SECTION 18.16 No Merger. In no event shall the leasehold interests, estates or rights of Lessee hereunder nor the fee interest, estates and rights of Lessee, merge with the other or any other interests, estates or rights of Lessor in or to the Leased Property, it being understood that such leasehold interests, estates and rights of Lessee hereunder and Lessee's fee interests, estates and rights shall be deemed to be separate and distinct from the other and Lessor's other interests, estates and rights, if any, in or to the Leased Property, notwithstanding that any such interests, estates or rights shall at any time or times be held by or vested in the same person, corporation or other entity.

         SECTION 18.17 Survival. The obligations of Lessee to be performed under this Lease prior to the Lease Termination Date and the obligations of Lessee pursuant to Article IV, Articles XI, XII, XIV, Sections 15.2, 15.3, 15.4, 15.5, 15.8, Articles XVI and XVII, and Sections 18.10 and 18.12 shall survive the expiration or termination of this Lease. The extension of any applicable statute of limitations by Lessor, Lessee, the Lender or any Indemnitee shall not affect such survival.

         SECTION 18.18 Chattel Paper. To the extent that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the original counterpart by the receipt of Lessor on its signature page.

         SECTION 18.19 Time of Essence. Time is of the essence of this Lease.

         SECTION 18.20 Recordation of Lease. Lessee will, at its expense, cause the Memorandum of Lease to be recorded in the proper office or offices in the State and the municipality in which the Land is located.

         SECTION 18.21 Investment of Security Funds. Any amounts not payable to Lessee (which amounts shall be paid to or retained by Lessor), pursuant to any provision of Article IX, XI or XV or this Section solely because an Event of Default shall have occurred and be continuing, shall be held by the Lender, on behalf of Lessee, as security for the obligations of Lessee under this Lease and the Participation Agreement. At such time as no Event of Default shall be continuing, such amounts, net of any amounts previously applied to Lessee's obligations hereunder or under the Participation Agreement, shall be paid to Lessee or such sublessee or transferee, as the case may be. Any such amounts which are held by the Lender pending payment to Lessee or such sublessee or transferee, as the case may be, shall until paid to Lessee or such sublessee or transferee, as the case may be, as provided hereunder or, as long as any of the Loan Agreements is in effect, until applied against Lessee's obligations herein and under the Participation Agreement and distributed as provided in Section 3 of the Loan Agreement or (after the Loan Agreements are no longer in effect) in connection with any exercise of remedies hereunder, be invested by the Lender as directed from time to time in writing by Lessee (provided, however, if an Event of Default has occurred and is continuing such investment will be directed by Lessor) and at the expense and risk of Lessee, in investments reasonably approved by the Lender. Any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) shall be applied in the same manner as the principal invested.

         SECTION 18.22 No Illegal Interest to be Charged. All agreements between the Lessee and the Lessee under this Lease or the Participation Agreement are expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to the Lessor or its successors or assigns for the use, forbearance or detention of the money to be advanced to the Lessee exceed the highest rate permissible under law applicable thereto by a court of competent jurisdiction. If, from any circumstances whatever, fulfillment of any provisions of this Lease or any of the Operative Documents at the time performance of such provision shall be due, shall involve payment of interest at a rate that exceeds the highest lawful rate as so determined, then ipso facto the obligation to be fulfilled shall be reduced to such highest lawful rate. If from any circumstances whatsoever, the Lessor or its successors or assigns shall ever receive interest, the amount of which would exceed such highest lawful rate, the portion thereof that would be excessive interest shall be applied to the reduction of the unpaid Scheduled Rent; provided, however, that nothing contained herein, in the Participation Agreement, this Lease or any of the Operative Documents shall be deemed to create a defense, contractual or otherwise, to any sums due or to become due or coming due under this Lease, the Participation Agreement or any of the Operative Documents where no such defense exists at law, as for example, where corporations are barred from asserting the defense of usury or in a case wherein no limit exists upon the rate of interest that may be charged.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Lease and Development Agreement to be executed by their respective duly authorized officers as of the day and year first above written.


                                        ASSET XI HOLDINGS COMPANY,
                                        L.L.C., as Lessor

                                        By: Asset Holdings Corporation I,
                                            as Managing Member


                                        By: /s/ TIFFANY PERCIVAL
                                           ------------------------------------
                                           Name:  Tiffany Percival
                                           Title: Vice President

                                        EAGLE USA AIRFREIGHT, INC., as
                                        Lessee


                                        By: /s/ DOUGLAS A. SECKEL
                                           -----------------------------------
                                           Name:  Douglas A. Seckel
                                           Title: Chief Financial Officer

                                   APPENDIX I
                                       TO
                       PARTICIPATION AGREEMENT, LEASE AND
                    DEVELOPMENT AGREEMENT AND LOAN AGREEMENT

                         DEFINITIONS AND INTERPRETATION

         A. Interpretation. In each Operative Document, unless a clear contrary intention appears, (i) the singular number includes the plural number and vice versa, (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, (iii) reference to any gender includes each other gender, (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor, (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision, (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto, (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision hereof, (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term, (ix) "or" is not exclusive and (x) relative to the determination of any period of time, "from" means "from and including", "to" means "to but not including" and "through" means "to and including".

         B. Accounting Terms. In each Operative Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

         C. Conflict in Operative Documents. If there is any conflict between any Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Participation Agreement shall prevail and control.

         D. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

         "Acceleration" means the automatic acceleration of Lessee's obligation to purchase Lessor's interest in the Leased Property pursuant to the provisions of Section 15.3 of the Lease.

         "Address" means, with respect to any Person, such Person's address set forth in Section 8.2 of the Participation Agreement or such other address as such Person shall have identified to the parties to the Participation Agreement in writing.

         "Adjusted LIBOR Rate" means the rate per annum equal to the quotient obtained by dividing the LIBOR Rate by the percentage obtained by subtracting from 100% the applicable LIBOR Reserve Percentage on the date of calculation.

"Advance" means either a Loan Advance or a Contribution Advance, as the case may be.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise; provided, however, (but without limiting the foregoing) that no pledge of voting securities of any Person without the current right to exercise voting rights with respect thereto shall by itself be deemed to constitute control over such Person.

         "After-Tax Basis" means (i) with respect to any payment to be received by an Indemnitee (which, for purposes of this definition, shall include any Tax Indemnitee), the amount of such payment supplemented by a further payment or payments so that, after deducting from such payments the amount of all Taxes (net of any current credits, deductions or other Tax benefits arising from the payment by the Indemnitee of any amount, including Taxes, for which the payment to be received is made) actually imposed currently on the Indemnitee by any Governmental Authority or taxing authority with respect to such payments, the balance of such payments shall be equal to the original payment to be received and (ii) with respect to any payment to be made by any Indemnitee, the amount of such payment supplemented by a further payment or payments so that, after increasing such payment by the amount of any current credits or other Tax benefits realized by the Indemnitee under the laws of any Governmental Authority or taxing authority resulting from the making of such payments, the sum of such payments (net of such credits or benefits) shall be equal to the original payment to be made; provided, however, for the purposes of this definition, and for purposes of any payment to be made to either the Lessee or a Tax Indemnitee on an after-tax basis, it shall be assumed that federal, state and local taxes are payable at the highest combined marginal federal and state statutory income tax rate (taking into account the deductibility of state income taxes for federal income tax purposes) applicable to corporations from time to time and that such Indemnitee or the Lessee has sufficient income to utilize any deductions, credits (other than foreign tax credits, the use of which shall be determined on an actual basis) and other Tax benefits arising from any payments described in clause (ii) of this definition.

         "Alterations" means the construction or installation of non-trade fixtures, alterations, improvements, modifications and additions to the Leased Property including without limitation, any repair or restoration pursuant to
Article XI of the Lease or otherwise.

         "Applicable Law" means all existing and future applicable laws, rules, regulations (including Environmental Laws) statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authorities, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of the Leased Property) and any restrictive covenant or deed restriction or easement of record affecting the Leased Property.

         "Applicable LIBOR Rate" is defined in Section 2.4(b) of the Loan Agreement.

         "Architect" means Fitzgerald & Associates.

         "Assignment of Lease and Rents" means the Assignment of Lease and Rents dated as of the date hereof from the Lessor to the Lender, together with any other amendments or supplements thereto.

         "Awards" means any award or payment received by or payable to the Lender, the Lessor or the Lessee on account of any Condemnation or Event of Taking (less the actual costs, fees and expenses incurred in the collection thereof, for which the Person incurring the same shall be reimbursed from such award or payment).

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended.

         "Base Rate" means the rate of interest published or announced from time to time by the Lender as its base rate, which rate may not necessarily represent the lowest or best rate actually charged to any customer. Any rate of interest hereunder which is calculated using the Base Rate shall change automatically and immediately as and when the Base Rate shall change without notice to the Lessor or the Lessee, and any notice of such change in the Base Rate to which the Lessor or the Lessee may otherwise be entitled is hereby waived, and any such change shall not alter any of the terms and conditions of the Participation Agreement, the Loan Agreement or the Operative Documents.

         "Base Rate Loan" means any portion of the principal amount of the Note as to which the interest rate applicable thereto is the Base Rate.

         "Basic Rent" means the sum of the Facility Rent, the Index Rent and the Scheduled Rent payable on each Rent Payment Date, as provided in Section
4.1 of the Lease.

         "Breakage Costs" shall mean any amounts required to compensate the Lender for any actual additional losses, costs or expenses which it may reasonably incur as a result of (i) any payment of principal on the Note on a date other than the last day of the Interest Period relating thereto, or (ii) a failure to effect a Loan Advance on a Funding Date, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender from third parties.

         "Business Day" means any day other than a Saturday, Sunday or other day on which banks are required or authorized to be closed for business in Houston, Texas; provided, however, that the term "Business Day" shall also exclude any day on which commercial banks are not open for international business (including dealings in U.S. dollar deposits) in the London interbank market.

         "Capitalized Lease Obligation" shall mean any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Lessee or any of its Subsidiaries, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with GAAP.

         "Casualty" means an event of damage or casualty relating to all or part of the Leased Property which does not constitute an Event of Loss.

         "Claims" means liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, settlements, utility charges, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever.

         "Closing Date" means January 22, 1997.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Completion Date" means the first Loan Payment Date on which the conditions specified in Section 3.3 of the Participation Agreement shall have been satisfied.

         "Completion Deadline" means July 1, 1998.

         "Condemnation" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, occupancy or title to the Leased Property or any part thereof in, by or on account of any actual eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain, or any transfer in lieu of or in anticipation thereof, which in any case does not constitute an Event of Taking. A Condemnation shall be deemed to have "occurred" on the earliest of the dates that use, occupancy or title is taken.

         "Consolidated Depreciation and Amortization" means, for any period, the consolidated depreciation or amortization charged in such period in respect of the assets of the Lessee and its Subsidiaries (and not including any amounts attributable to repayment of Debt), all as determined in accordance with GAAP.

         "Consolidated Interest Charges" means, for any period, the consolidated interest expense incurred by the Lessee and its Subsidiaries (including amortization of debt discount and expense and imputed interest on Capitalized Lease Obligations), all as determined in accordance with GAAP.

         "Consolidated Lease Expense" means, for any period, the consolidated Lease Expense of the Lessee and its Subsidiaries.

         "Consolidated Net Income" means, for any period, consolidated net income of the Lessee and its Subsidiaries as determined in accordance with GAAP.

         "Consolidated Net Worth" means consolidated Net Worth of the Lessee and its Subsidiaries as determined in accordance with GAAP.

         "Consolidated Principal Payments" means, for any period, the consolidated scheduled principal payments with respect to Debt of the Lessee and its Subsidiaries during such period, all as determined in accordance with GAAP.

         "Consolidated Tangible Net Worth" means consolidated Tangible Net Worth of the Lessee and its Subsidiaries as determined in accordance with GAAP.

         "Construction" means the development and construction of the Improvements pursuant to the Plans and Specifications.

         "Construction Conditions" means the conditions set forth in Section
3.3 of the Participation Agreement.

         "Construction Contract" means any agreement for the Construction of the Improvements now existing or subsequently entered into between the Lessee and the General Contractor.

         "Construction Force Majeure Event" means (i) an act of God arising after the Closing Date, (ii) any cause, circumstance or event arising after the Closing Date and not reasonably within the control of the Lessee or (iii) any change in any state or local law, regulation or other legal requirement arising after the Closing Date and relating to the use of the Land or the construction of the Improvements on the Land, which prevents the Lessee from completing the Construction prior to the Completion Deadline and which could not have been avoided or which cannot be remedied by the Lessee through the exercise of all commercially reasonable efforts or the expenditure of funds and, in the case of clauses (i) and (ii) of this definition, the existence or potentiality of which was not known to and could not have been discovered prior to the Closing Date through the exercise of due diligence by the Lessee.

         "Contractual Obligation" means, as applied to any Person, any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting any of the properties of such Person).

         "Contribution" means, at any time, the aggregate amount of Contribution Advances the Lessor (i) has made pursuant to Section 2.2 (b) of the Participation Agreement and (ii) is deemed to have made pursuant to Section
2.2 (d) of the Participation Agreement, not to exceed the Equity Commitment.

         "Contribution Advance" means each amount on account of the Contribution made by the Lessor or any of its members to the Lessee for the payment of Development Costs pursuant to Section 2.2 of the Participation Agreement, plus each amount which the Lessor shall have been deemed to have advanced with respect to Contribution Return pursuant to Section 2.2 (d) of the Participation Agreement.

         "Contribution Return" means, as of any date of calculation, a pre-tax cumulative return on the balance of the Contribution outstanding from time to time, computed at a per annum rate equal to (a) during any period when a LIBOR Rate Loan is outstanding, (i) during each Interest Period commencing prior to the Completion Date, the Interim Rate and (ii) during each Interest Period commencing on or after the Completion Date, the sum of the Adjusted LIBOR Rate for such Interest Period plus 3.00% per annum; (b) during any period when either (i) 100% of the principal balance of the Loan is a Base Rate Loan, or
(ii) the Base Rate applies as a result of any circumstance described in Section
2.4 (f) of the Loan Agreement, the Base Rate; or (c) during any period when an Event of Default shall have occurred and remain uncured, the Overdue Rate; provided, however, that in none of the foregoing cases shall the applicable foregoing rate exceed the highest rate permitted by Applicable Law. During the period from the initial Funding Date to the Completion Date, Contribution Return shall be compounded on each Loan Payment Date as a result of a Contribution Advance to be deemed made pursuant to Section 2.2 (d) of the Participation Agreement. After the Completion Date, Contribution Return shall be payable on each Loan Payment Date from the proceeds of the Facility Rent payable by the Lessee on each such date and any amount of Contribution Return not so paid when due will bear interest at the Overdue Rate until paid in full (whether after or before judgment).

         "Debt" means with respect to the Lessee or any Subsidiary thereof and as of any date of its determination, without duplication (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by notes, bonds, debentures, or other similar instruments, (c) obligations of such Person as lessee under Capitalized Lease Obligations, (d) obligations of such Person to pay the deferred purchase price of property or services, (e) obligations of such Person under or relating to letters of credit, guaranties, note purchase agreements, investment agreements, and other obligations of such Person which support the repayment of the types of indebtedness and obligations of others referred to in parts (a) through (d) of this definition, and (f) nonrecourse indebtedness or obligations of others of the kinds referred to in parts (a) through (e) of this definition secured by any Lien on or in respect of any property of such Person, all as determined in accordance with GAAP. For the purposes of determining the amount of any Debt, the amount of the Debt described in part (e) of the definition of Debt shall be valued at the full amount of the contingent liability thereunder and the amount of any Debt described in part (f) shall be valued at the lesser of the amount of the Debt secured or the value of the property securing such Debt.

         "Default" means any event, condition or failure which, with notice or lapse of time or both, would become an Event of Default.

         "Development Costs" is defined in Section 2.6 of the Participation Agreement.

         "Dividends" means, for any Person and for any period, the amounts of cash or stock dividends, and any other distributions in respect of profits of such Person (exclusive of intercompany dividends which would be eliminated upon preparation of consolidated financial statements), all as determined in accordance with GAAP.

         "Environmental Laws" means and include the Resource Conservation and Recovery Act of 1976, (RCRA) 42 U.S.C. Sections 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601-9657, (CERCLA), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq., and all similar federal, state and local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations relating to the environment, human health or natural resources or the regulation or control of or imposing liability or standards of conduct concerning human health, the environment, Hazardous Materials or the clean-up or other remediation of the Leased Property, or any part thereof, as any of the foregoing may have been from time to time amended, supplemented or supplanted.

         "Environmental Permits" means all permits, licenses, authorizations, certificates and approvals of Governmental Authorities required by Environmental Laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time or any successor federal statute.

         "Equity Commitment" means $400,000, being the maximum amount of the Contribution which Lessor has committed to make under the Participation Agreement.

         "Equity Ratio" means 5.00%.

         "Event of Default" means any event or condition designated as an "Event of Default" in Article XIII of the Lease.

         "Event of Loss" is defined in Section 11.1 of the Lease.

         "Event of Taking" is defined in Section 11.2 of the Lease.

         "Facilitation Agreement" is defined in Section 4.2 of the Lease.

         "Facilitation Fee" means the amount specified as the Facilitation Fee to be paid by the Lessee to the Lessor as set forth in Section 4.2 of the Lease and in the Facilitation Agreement.

         "Facility Rent" means amounts payable as Facility Rent as specified in
Section 4.1 of the Lease.

         "Fair Market Rental Value" means, with respect to the Leased Property, the fair market rental value as determined by an independent appraiser chosen by the Lessor (and reasonably acceptable to the Lessee and the Lender) that would be obtained in an arm's-length lease between an informed and willing lessee and an informed and willing lessor, in either case under no compulsion to lease and neither of which is related to the Lessor or the Lessee for the lease of the Leased Property on the terms set forth, or referred to, in the Lease. Such fair market rental value shall be calculated as the value for the use of the Leased Property to be leased in place at the Land assuming, in the determination of such fair market rental value, that the Leased Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market rental value is being determined for the purposes of Section 14.1 of the Lease and except as otherwise specifically provided in the Lease, in which case this assumption shall not be made).

         "Fair Market Sales Value" means, with respect to the Leased Property or any portion thereof, the fair market sales value as determined by an independent appraiser chosen by the Lessee (and reasonably acceptable to the Lender) that would be obtained in an arms-length transaction between an informed and willing buyer (other than a lessee currently in possession) and an informed and willing seller, under no compulsion, respectively, to buy or sell and neither of which is related to the Lessor or the Lessee, for the purchase of the Leased Property. Such fair market sales value shall be calculated as the value for the use of the Leased Property assuming, in the determination of such fair market sales value, that the Leased Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market sales value is being determined for purposes of Section 14.1 of the Lease and except as otherwise specifically provided in the Lease, or the Participation Agreement, in which case this assumption shall not be made).

         "Final Rent Payment Date" is defined in Section 14.1 (e) of the Lease.

         "Financial Advisor" means Banc One Capital Corporation, Columbus, Ohio, or such other Person as selected by the Lender and reasonably acceptable to the Lessee.

         "Fiscal Year" means the fiscal year of the Lessee, which shall be the twelve (12) monthly accounting periods ending on the last calendar day of September or such other period as the Lessee may designate and the Lender may approve in writing.

         "Fixed Charge Coverage Ratio" means, for any period, the ratio between
(i) Consolidated Net Income (excluding any extraordinary or non-recurring gains or losses and net gains and net losses resulting from the sale of any capital assets other than in the ordinary course of business) for such period, minus Dividends, plus all amounts deducted in the calculation of Consolidated Net Income on account of (A) Consolidated Interest Charges, (B) Taxes imposed or measured by income or excess profits (but only to the extent such Taxes were not actually paid during such period), (C) Consolidated Depreciation and Amortization, and (D) Consolidated Lease Expense, and (ii) the sum of Consolidated Lease Expense, Consolidated Interest Charges and Consolidated Principal Payments.

         "Funding Date" has the meaning specified in Section 2.4 (a) of the Participation Agreement.

         "Funding Requisition" has the meaning specified in Section 2.4 (a) of the Participation Agreement.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

         "General Contractor" means Metzger Construction Company, a Texas corporation, or such other general contractor under the Construction Contract as may be selected by the Lessee.

         "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law and shall include, without limitation, all siting, building, environmental and operating permits and licenses that are required for the acquisition, construction, use, occupancy, zoning and operation of the Leased Property.

         "Governmental Authority" means the government of the United States of America, the government of any other nation, any political subdivision of the United States of America or any other nation (including, without limitation, any state, territory, federal district, municipality or possession) and any federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality or court, or any political subdivision thereof.

         "Ground Lease" means that certain Ground Lease Agreement, dated as of January 10, 1997, between the Ground Lessor as the lessor and Asset XI Holding Company, L.L.C., a Massachusetts limited liability company as the lessee.

         "Ground Lessor" means Eagle USA Airfreight, Inc., a Texas corporation.

         "Hazardous Material" means any substance, waste or material which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, including petroleum, crude oil or any fraction thereof, petroleum derivatives, by products and other hydrocarbons and is or becomes regulated by any Governmental Authority, including any agency, department, commission, board or instrumentality of the United States, the State of Wisconsin or any political subdivision thereof and also including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs") and radon gas.

         "Improvements" means the buildings, structures and improvements described on Appendix II of the Lease to be located on the Land, along with all fixtures used or useful in connection with the operation of the Leased Property, including, without limitation, all furnaces, boilers, compressors, elevators, fittings, pipings, connectives, conduits, ducts, partitions, equipment and apparatus of every kind and description now or hereafter affixed or attached or used or useful in connection with the buildings, and all Alterations (including all restorations, repairs, replacements and rebuilding of such buildings, improvements and structures) thereto (but in all the above cases excluding trade fixtures and any personal property owned by the Lessee).

         "Indemnitee" means the Lender and the Lessor, and their respective successors, permitted assigns, permitted transferees, employees, officers, directors and agents thereof (and, in the case of the Lessor, also including its constituent members, its managers, and their respective officers, employees, directors, agents, incorporators and stockholders); provided, however, that in no event shall the Lessee be an Indemnitee.

         "Indemnitee Group" means the respective employees, officers, directors and agents of the Lender or the Lessor (and, in the case of the Lessor, also including its constituent members and their respective officers, employees, directors, agents, incorporators and stockholders), as applicable; provided, however, that in no event shall the Lessee be a member of an Indemnitee Group.

         "Indemnified Claims" is defined in Section 7.3 of the Participation Agreement.

         "Index Rent" means an amount equal to all interest accrued and unpaid on the Loan as of each Rent Payment Date on which Basic Rent shall be due and payable.

         "Initial Loan Advance" means the first Loan Advance made by the Lender pursuant to the Loan Agreement.

         "Intangible Assets" means, with respect to any Person and as of any date of its determination, the goodwill, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets (other than prepaid insurance and prepaid taxes), the excess of cost of share acquired over book value of related assets, and such other assets of such Person as are properly classified as "intangible assets" in accordance with GAAP.

         "Interest Period" means, during any period when either a LIBOR Rate Loan or a LIBOR Rate Contribution Advance shall remain outstanding, (a) prior to the Completion Date, the one-month period commencing on the Funding Date (or date of conversion from a Base Rate Loan) of the earliest such LIBOR Rate Loan or LIBOR Rate Contribution Advance remaining outstanding and ending on the last day of such period and, thereafter with respect to the continuation thereof, each succeeding one-month period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, to and including the Completion Date, and (b) from and after the Completion Date, the one, two, three or six month period selected by Lessee, or the one-month period automatically selected, pursuant to the provisions of Section 2.4 of the Loan Agreement and, thereafter with respect to the continuation thereof, each succeeding period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the one, two, three or six month period selected by Lessee, or the one-month period automatically selected, pursuant to the provisions of Section 2.4 of the Loan Agreement.

         "Interim LIBOR Rate" means, for any Interest Period, the per annum rate of interest equal to the sum of the Adjusted LIBOR Rate for such Interest Period plus 2.0% per annum.

         "Land" means the land described in Appendix II to the Lease.

         "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, treaties or decrees of any Governmental Authority or any governmental or political subdivision or agency thereof, or of any court or similar entity established by any thereof.

         "Lease" means the Lease and Development Agreement, dated as of the date hereof between the Lessor and the Lessee, together with any amendments or supplements thereto.

         "Lease Balance" means, as of any date of determination, an amount equal to the sum of (i) the principal of the Loan then outstanding, any premium or Breakage Costs applicable to the prepayment thereof, all accrued and unpaid interest on the Loan and, without duplication, all other amounts owing by the Lessee to the Lender under the Operative Documents plus (ii) the outstanding balance of the Contribution, Lessor's Breakage Costs, if any, all accrued and unpaid Contribution Return (prorated to the date of payment) and, without duplication, all other amounts owing by the Lessee to the Lessor under the Operative Documents.

         "Lease Expense" means, for any period, the amounts paid by the Lessee or any Subsidiary thereof as rent for rental payments under any operating lease of real property and its improvements, as determined in accordance with GAAP, pursuant to which lease the Lessee or any Subsidiary thereof is treated as the owner of such property and its improvements for federal income tax purposes.

         "Lease Term" means (i) the period commencing on the Closing Date, and ending on the Scheduled Termination Date or (ii) such shorter period as may result from earlier termination of the Lease as provided therein.

         "Lease Termination Date" means the Scheduled Termination Date or such earlier date on which the Lease Term shall end as provided in the Lease.

         "Leased Property" means the Improvements and the Land.

         "Lender" means Bank One, Texas, N.A. and its permitted successors and assigns.

         "Lender Ratio" means 95.00%.

         "Lessee" means Eagle USA Airfreight, Inc., a Texas corporation, and its permitted successors and assigns.

         "Lessor" means Asset XI Holdings Company, L.L.C., a Massachusetts limited liability company.

         "Lessor Indemnitee" means the Lessor, its successors and permitted assigns, permitted transferees, incorporators, members, employees, officers, manager and agents.

         "Lessor Liens" means Liens on or against the Leased Property or any portion thereof, the Lease or any payment of Rent (i) which result from any act of, or any Claim against, the Lessor unrelated to the exercise of Lessor's rights under the Operative Documents or (ii) which result from any Tax owed by the Lessor, except any Tax for which the Lessee is obligated to indemnify the Lessor.

         "Lessor Property Financing Statements" means those UCC financing statements given by the Lessor to the Lender with reference to the security interest created by the Deed of Trust covering the collateral described therein.

         "Lessor Rents Financing Statements" means those UCC financing statements given by the Lessor to the Lender with reference to the security interest created by the Assignment of Lease and Rents covering the collateral described therein.

         "Lessor's Breakage Costs" means any amounts (other than Breakage Costs as defined herein) required to be paid by the Lessor or any of its members to compensate any creditor thereof for any actual additional losses, costs or expenses which such creditor may reasonably incur (including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by such creditor by reason of the liquidation or reemployment of deposits or other funds acquired such creditor from third parties) which follow the Lessee's untimely payment of Facility Rent or its failure to accept a Contribution Advance, resulting in any payment of principal on a note held by such creditor on a date other than when due.

         "LIBOR Rate" means, for any Interest Period an interest rate per annum equal to the London Interbank Offered Rate for a term comparable to the term of the Interest Period, as published in the most recent Federal Reserve Statistical Bulletin before the applicable Funding Date; provided, however, that in the event such a rate for a particular Interest Period term is not published therein, "LIBOR Rate", with respect to such Interest Period term, shall mean an interest rate per annum at which the Lender is offered deposits in U.S. dollars in the London Interbank Market in accordance with its customary business practice at approximately 10:00 a.m., Houston, Texas time, two (2) business days prior to the commencement of such Interest Period in principal amounts approximately equal to the outstanding principal amount of the Loan or Loan Advance, whichever may be applicable, and with maturity comparable to such Interest Period.

         "LIBOR Rate Contribution Advance" means any Contribution Advance or other portion of the Contribution as to which the Contribution Return related thereto shall be determined by reference to the LIBOR Rate.

         "LIBOR Rate Loan" means any portion of the principal amount of the Note the rate of interest applicable thereto is determined by reference to the LIBOR Rate.

         "LIBOR Reserve Percentage" means the reserve requirement including any supplemental and emergency reserves (expressed as a percentage) applicable to member banks of the Federal Reserve System in respect of eurocurrency liabilities under Regulation D of the Board of Governors of the Federal Reserve System, or any substituted or amended reserve requirements applicable to member banks of the Federal Reserve System which is in effect as of the date hereof and taking into account any transitional requirements thereto becoming effective during the term of the Loan.

         "Lien" means any lien, mortgage, deed of trust, encumbrance, pledge, charge, lease, easement, servitude, right of others (legal or equitable) or security interest of any kind, including any thereof arising under any conditional sale or other title retention agreement.

         "Loan" is defined in Section 2.1 of the Loan Agreement and shall also at all times refer, collectively, to the aggregate total of all of the Loan Advances.

         "Loan Advance" means any advance from time to time by the Lender to the Lessor, or to the Lessee pursuant to Section 2.2 of the Participation Agreement of amounts available to be borrowed under the Loan.

         "Loan Agreement" means the Loan Agreement dated as of the date hereof, between the Lender and the Lessor, together with all amendments and supplements thereto.

         "Loan Commitment" means the aggregate total amount of Loan Advances which Lender has committed to make under the Loan Agreement, up to the maximum principal sum of $7,600,000.

         "Loan Documents" means the Loan Agreement, the Note, the Mortgage, the Assignment of Lease and Rents, the Security Agreement and Assignment and all documents and instruments executed and delivered in connection with each of the foregoing.

         "Loan Event of Default" means any of the events specified in Section
5.1 of the Loan Agreement, provided that any requirement for the giving of notice, the lapse of time, or both or any other condition, event or act has been satisfied.

         "Loan Payment Date" means (i) while any LIBOR Loan shall be outstanding, (a) to and including the Completion Date, the last day of each Interest Period, and (b) after the Completion Date, (1) with respect to any one-month Interest Period, the last day of such Interest Period, and (2) with respect to any Interest Period having a duration longer than one month, (A) for each calendar month (or part thereof) other than the last calendar month (or part thereof) of such Interest Period, the day of each such subsequent calendar month (or part thereof) which is the same day of the month on which such Interest Period began, and (B) for the last calendar month (or part thereof) of such Interest Period, the last day of such Interest Period; and (ii) otherwise, the first Business Day of each month; provided, however, that if any date determined in accordance with the foregoing shall be a date other than a Business Day, the related Loan Payment Date shall instead be the Business Day immediately preceding such date.

         "Loan Default" means any event, condition or failure which, with notice or lapse of time or both, would become a Loan Event of Default.

         "Loss Proceeds" shall have the meaning specified in Section 11.6 of the Lease.

         "Material Adverse Effect" means a material adverse effect upon (i) the consolidated financial condition, operations, performance or properties of the Lessee and its Subsidiaries, or (ii) the ability of the Lessee to perform in any material respect under the Operative Documents.

         "Memorandum of Lease" means the Memorandum of Lease dated as of the date hereof between Lessee and Lessor which describes the Lease and certain of its provisions and is intended to be recorded in the Harris County, Texas real property records.

         "Mortgage" means that certain Deed of Trust and Security Agreement dated as of the date hereof made and executed by Lessor and delivered to Bruce
J. Caldwell as trustee for the benefit of the Lender with respect to the Leased Property.

         "Net Worth" means, with respect to any Person and as of any date of its determination, the excess of the assets of such Person over the sum of the liabilities of such Person and the minority interests of such Person, all as determined in accordance with GAAP.

         "Non-Disturbance and Attornment Agreement" means that certain Subordination, Non-Disturbance and Attornment Agreement, dated as of the date hereof, by and among the Lender, the Lessor and the Lessee, together with any amendments or supplements thereto.

         "Note" means the promissory note issued by Lessor to the Lender under the Loan Agreement to evidence the Loan, together with any amendments or supplements thereto or replacements thereof.

         "Officer's Certificate" of a Person means a certificate signed by the Chairman of the Board or the President or any Executive Vice President or any Senior Vice President or any other Vice President of such Person signing with the Treasurer or any Assistant Treasurer or the Controller or any Assistant Controller or the Secretary or any Assistant Secretary of the such Person, or by any Vice President who is also Controller or Treasurer signing alone.

         "Operating Agreement" means that certain Limited Liability Company Agreement, dated as of January 10, 1997, between Asset Holdings Corporation, a Delaware corporation and Asset Holdings Corporation I, a Delaware corporation, relating to the formation and governance of the Lessor.

         "Operative Documents" means the Participation Agreement, the Ground Lease, the Lease, the Security Agreement and Assignment, the Note, the Loan Agreement, the Assignment of Lease and Rents, the Mortgage and the Non-Disturbance and Attornment Agreement.

         "Overdue Rate" means the lesser of (i) the highest interest rate permitted by Applicable Law and (ii) an interest rate per annum (calculated on the basis of a 365-day (or 366-day, if appropriate year) equal to the Base Rate in effect from time to time plus 3.00%.

         "Participation Agreement" means the Participation Agreement dated as of the date hereof among the Lender, the Lessor and the Lessee, together with all amendments and supplements thereto.

         "Permitted Investments" means: (i) interest-bearing deposit accounts (which may be represented by short-term certificates of deposit, time deposit open account agreements or other short-term deposit instruments) in national or state banks having (A) a combined capital and surplus of not less than $100,000,000; (B) whose deposits are insured by the Federal Deposit Insurance Corporation; and (C) whose senior unsecured debt is rated "A2" or better (or the then equivalent thereof) by Moody's or "A" or better (or the then equivalent thereof) by S&P; (ii) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America; or (iii) commercial paper rated "A-1" (or the then equivalent thereof) by S&P and "P-1" (or the then equivalent thereof) by Moody's and maturing not more than 180 days after the date of deposit.

         "Permitted Liens" means (i) the respective rights and interests of the Lessee, the Lessor and the Lender as provided in the Operative Documents, (ii) Lessor Liens, (iii) Liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings, (iv) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising after the Closing Date in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings, (v) Liens arising after the Closing Date out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith, so long as the enforcement thereof has been stayed pending such appeal or review, (vi) easements, rights of way, reservations, servitudes and rights of others against the Land which are listed on Schedule B to the Title Policy or permitted by
Article VI of the Lease, (vii) assignments, leases and subleases expressly permitted by the Operative Documents, and (viii) liens which are not otherwise permitted by clauses (i) through (vii) of this definition, do not violate the restrictions on the Lessee set forth in Section 5.4 of the Participation Agreement and secure obligations not exceeding $100,000 at any one time.

         "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, nonincorporated organization or government or any agency or political subdivision thereof.

         "Plans and Specifications" means the final plans and specifications for the Improvements as such Plans and Specifications may be hereafter amended, supplemented or otherwise modified from time to time.

         "Purchase Option" is defined in Section 15.1 of the Lease.

         "Purchase Option Price" means an amount equal to the Lease Balance as of the closing date of the purchase of all of the Leased Property pursuant to the exercise by the Lessee of the Purchase Option set forth in, and in accordance with, Section 15.1 of the Lease.

         "Qualified Payment" shall mean any monies paid or payable to the Lessor or the Lender and identified in the Lease or any other Operative Document as a "Qualified Payment", it being agreed that all Qualified Payments shall be paid to the Lender as a pre-payment of the Loan to be applied against principal payments or installments of the Loan in the inverse order of maturity, but with out (unless agreed in writing by the Lender and the Lessee) affecting or giving rise to any change or adjustment of the Basic Rent except the installment due on the Lease Termination Date.

         "Recourse Deficiency Amount" means $6,400,000; provided, however, if
(i) any amount of principal of the Note shall be prepaid, or repaid other than as provided in Appendix III of the Loan Agreement, following the occurrence of an Event of Loss or Event of Taking, (ii) a prepayment of the Note shall occur following an appraisal of the Leased Property in accordance with Section 3.5 of the Participation Agreement, or (iii) as of the Completion Date, the total Development Costs shall be less that the Total Commitments, then the Lessee may request the Financial Advisor to recalculate the amount of the Recourse Deficiency Amount utilizing the same formula, methodology and assumptions used to calculate the original Recourse Deficiency Amount. The Financial Advisor shall notify the Lessee, the Lessor and the Lender of the recalculated Recourse Deficiency Amount, which recalculation, in the absence of manifest error, shall be conclusive and binding upon the Lender, the Lessor and the Lessee.

         "Regulations" means the income tax regulations promulgated from time to time under and pursuant to the Code.

         "Reinvestment Account" means the account maintained by the Lender pursuant to Section 3.7 of the Loan Agreement.

         "Release" means the release, deposit, disposal or leak of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

         "Release Date" means the date that the Loan has been paid in full.

         "Remaining Commitments" is defined in Section 2.2 (b) of the Participation Agreement.

         "Remarketing Option" is defined in Section 15.6 of the Lease.

         "Rent" means Basic Rent and Supplemental Rent, collectively.

         "Rent Payment Date" means each Loan Payment Date during the Lease Term commencing on the first Loan Payment Date which next follows the Completion Date.

         "Rent Period" means initially the period commencing on the Completion Date and ending on the first Rent Payment Date, and thereafter each period from one Rent Payment Date to the next following Rent Payment Date.

         "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, permit, approval, authorization, license or variance, order or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act, the Securities Exchange Act, Regulations G, T, U and X, and any building, environmental or land use requirement or permit or occupational safety or health law, rule or regulation.

         "Responsible Officer" means the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer.

         "Scheduled Rent" means, for the Lease Term, the rent payable pursuant to Section 4.1 (c) of the Lease on each Rent Payment Date in the amount set forth in Appendix III to the Lease, as such Appendix may be adjusted in the circumstances described in Section 4.1 of the Lease.

         "Scheduled Termination Date" means January 2, 2002.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Agreement and Assignment" means the Security Agreement and Assignment (Construction Contract, Permits, Licenses and Governmental Approvals, and Plans, Specifications and Drawings), dated as of the date hereof from the Lessee to the Lender, together with any amendments or supplements thereto.

         "State" means the State of Texas.

         "Subsidiary" means for any Person any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Supplemental Rent" means any and all amounts, liabilities and obligations other than Basic Rent which the Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to the Lessor, the Lender or any other party, including, without limitation, amounts under Article XVII of the Lease, Fair Market Sales Value payments and indemnities and damages for breach of any covenants, representations, warranties or agreements.

         "Tangible Net Worth" means, for any Person and as of any date of its determination, the Net Worth of such Person less the Intangible Assets of such Person.

         "Tax" or "Taxes" is defined in Section 7.4 (a) of the Participation Agreement.

         "Tax Indemnitee" means the Lessor, the Lender and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents thereof (and, in the case of the Lessor, also including its incorporators, manager, members, and in particular, the manager in its capacity as the tax matters partner) provided, however, that in no event shall the Lessee be a Tax Indemnitee.

         "Title Insurance Company" means Commonwealth Land Title Insurance Company and its successors and assigns.

         "Title Policy" is defined in Section 3.1 of the Participation
Agreement.

         "Total Commitments" means the sum of the Loan Commitment and the Equity Commitment.

         "UCC" means the Uniform Commercial Code of the State, as in effect from time to time.

         "Unfunded Benefit Liabilities" means, with respect to any Employee Benefit Plan at any time, the amount of unfunded benefit liabilities of such Employee Benefit Plan at such time as determined under ERISA Section 4001(a)(18) which shall not be less than the accumulated benefit obligation, as disclosed in accordance with FAS 87, over the fair market value of Employee Benefit Plan assets.

                                  APPENDIX II
                         DESCRIPTION OF LEASED PROPERTY


I.       Land: The real property described on Exhibit A hereto.

II.      Improvements:

         An office and warehouse building containing approximately 135,272 square feet to be constructed on the Land according to the Plans and Specifications and any and all buildings, structures, replacements, furnishings, fixtures, fittings and other improvements and property of every kind and character now or hereafter located or erected on the Land, together with all buildings or construction materials, equipment, appliances, machinery, plant equipment, fittings, apparatus, fixtures and other articles of any kind or nature whatsoever now or hereafter found on, affixed to or attached to the Land, including (without limitation) all motors, boilers, engines and devices for the operation of pumps, and all heating, electrical, lighting, power, plumbing, air conditioning, refrigeration and ventilation equipment (but in all the above cases excluding trade fixtures and any personal property owned by the Lessee).

                                   EXHIBIT A

Description of 23.7380 Acres
in the E.F. Marshall Survey,
A-1316 and the W.H. Lloyd Survey,
A-1407 Harris County, Texas

Being 23.7380 acres (1,034,028 Sq. Ft.) of land in the E.F. Marshall Survey, Abstract 1316 and the W.H. Lloyd Survey, Abstract 1407, Harris County, Texas, and being a portion of that certain tract of land called 48.132 acres conveyed to Ithaca Investments, Ltd., as recorded by deed in Harris County Clerk's File No. P221228, also being a portion of Block 3, Unrestricted Reserve "F", World/Houston International Business Center, Section One, a subdivision in Harris County, Texas, according to the map or plat thereof recorded in Volume 278, Page 25 of the Harris County Map Records, with said 23.7380 acres being more particularly described by metes and bounds as follows:

BEGINNING at a found 5/8-inch iron rod located in the east right-of-way line of Vickery Drive (width varies), said 5/8 iron rod marking the southwest corner of the Rusovich Limited Partnership Plat, a subdivision in Harris County, Texas, according to the map or plat thereof recorded in Volume 360, Page 57 of the Harris County Map Records, said 5/8-inch iron rod also marking the westerly northwest corner of the herein described tract;

THENCE South 75 degrees 14' 12" East, a distance of 886.36 feet along the south line of said Rusovich Limited Partnership Plat to a found 5/8-inch iron rod marking an interior corner of the herein described tract;

THENCE North 02 degrees 51' 27" West, a distance of 333.76 feet along the east line of said Rusovich Limited Partnership Plat to a found 5/8-inch iron rod marking the northerly northwest corner of the herein described tract;

THENCE North 86 degrees 58' 50" East, a distance of 537.04 feet along the south line of that certain tract of land conveyed to Kafco Trucking, as recorded in Harris County Clerk's File No. P717364, to a found 5/8-inch iron rod marking the northeast corner of the herein described tract;

THENCE South 02 degrees 45' 06" East, a distance of 8.03 feet along the west line of Farmstead Acres Subdivision, a subdivision in Harris County, Texas, according to the map or plat thereof recorded in Volume 21, Page 5 of the Harris County Map Records, to a found 1-inch iron pipe marking the southeast corner of said Block 3, Unrestricted Reserve "F", World/Houston International Business Center;

THENCE South 02 degrees 55' 40" East, continuing along the said west line of Farmstead Acres Subdivision, at 389.86 feet pass the north right-of-way line of Edwards Street (based on a width of 60 feet) and at 449.86 feet pass the south right-of-way line of said Edwards Street and continuing for a total distance of
811.31 feet to a found 5/8-inch iron rod marking the southeast corner of the herein described tract;

THENCE South 84 degrees 11' 24" West, a distance of 1416.78 feet along the north line of a 150' wide Houston Lighting and Power Company Easement, as recorded in Volume 1440, Page 246 of the Harris County Deed Records, to a found 5/8-inch iron rod located in the said east right-of-way line of Vickery Drive, said 5/8-inch iron rod marking the southwest corner of the herein described tract;

THENCE North 02 degrees 46' 58" West, a distance of 479.79 feet along the said east right-of-way line of Vickery Drive to a found 5/8-inch iron rod marking the beginning of a curve to the right;

THENCE in a northeasterly direction continuing along the said east right-of-way line of Vickery Drive following said curve to the right, said curve having a radius of 1940.00 feet and a central angle of 10 degrees 15' 42", an arc length of 347.45 feet, a chord distance of 346.99 feet that bears North 02 degrees 20' 53" East to the POINT OF BEGINNING and containing 23.7380 acres (1,034,028 Sq. Ft.) of land.

                                  Appendix III
                       (Lease and Development Agreement)

RENT PAYMENT                                                   SCHEDULED
DATE DURING:                                                      RENT
February, 1997                                                  $    0
March, 1997                                                     $    0
April, 1997                                                     $    0
May, 1997                                                       $    0
June, 1997                                                      $    0
July, 1997                                                      $    0
August, 1997                                                    $    0
September, 1997                                                 $    0
October, 1997                                                   $    0
November, 1997                                                  $    0
December, 1997                                                  $    0
January, 1998                                                   $    0
February, 1998                                                  $    0
March, 1998                                                     $    0
April, 1998                                                     $    0
May, 1998                                                       $    0
June, 1998                                                      $    0
July, 1998                                                      $    0
August, 1998                                                    $8,580
September, 1998                                                 $8,634
October, 1998                                                   $8,689
November, 1998                                                  $8,743
December, 1998                                                  $8,799
January, 1999                                                   $8,854
February, 1999                                                  $8,910
March, 1999                                                     $8,966
April, 1999                                                     $9,022
May, 1999                                                       $9,079
June, 1999                                                      $9,136
July, 1999                                                      $9,194
August, 1999                                                    $9,252
September, 1999                                                 $9,310
October, 1999                                                   $9,369
November, 1999                                                  $9,428
December, 1999                                                  $9,487
January, 2000                                                   $9,547
February, 2000                                                  $9,607
March, 2000                                                     $9,668
April, 2000                                                     $9,729
May, 2000                                                       $9,790

June, 2000                                                      $ 9,852
July, 2000                                                      $ 9,914
August, 2000                                                    $ 9,976
September, 2000                                                 $10,039
October, 2000                                                   $10,102
November, 2000                                                  $10,166
December, 2000                                                  $10,230
January, 2001                                                   $10,294
February, 2001                                                  $10,359
March, 2001                                                     $10,424
April, 2001                                                     $10,490
May, 2001                                                       $10,556
June, 2001                                                      $10,623
July, 2001                                                      $10,690
August, 2001                                                    $10,757
September, 2001                                                 $10,825
October, 2001                                                   $10,893
November, 2001                                                  $10,962
December, 2001                                                  $11,031
January 2, 2002
(Scheduled Termination Date)                                    $11,110

On the Scheduled Termination Date, the Lessee shall also pay in accordance with the provisions of the Lease either (a) the Recourse Deficiency Amount of $6,400,000, to the extent permitted by, and in accordance with, the provisions of Section 15.6 and/or Section 15.7 of the Lease, or (b) in any other instance, the Lease Balance.


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